UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934
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Soliciting Material under §240.14a-12

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

(Name of Registrant as Specified in its Charter)
N/A

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

April 4, 2022
Dear Fellow Shareholder:
On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Shareholders of Altisource Portfolio Solutions S.A. (the “Annual Meeting”), which will be held at the registered office of the Company located at 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg on Tuesday, May 17, 2022, at 9:00 a.m. Central European Time. We will also hold an Extraordinary Meeting of Shareholders (the “Extraordinary Meeting”) at 9:30 a.m. Central European Time on the same day and in the same location. The Board of Directors is convening the Extraordinary Meeting in order to consider renewing and extending the Board of Directors’ authorization to issue shares of the Company’s common stock within the limits of the Company’s authorized share capital, as well as certain amendments to the Company’s articles of association, as more fully set forth in the accompanying materials. Further details regarding admission to the Annual Meeting and Extraordinary Meeting as well as the business to be conducted at these meetings are also more fully described in the accompanying materials.
We intend to hold the Annual Meeting and Extraordinary Meeting in person; however, we are actively monitoring the protocols and restrictions that the Luxembourg government may implement in response to the COVID-19 pandemic that could prevent us from having an in-person meeting. If it is not possible to hold the Annual Meeting and Extraordinary Meeting in person, or if we conclude that providing alternatives for access by remote communication is appropriate, we will announce alternative or additional arrangements as promptly as practicable, which may include conducting the Annual Meeting and Extraordinary Meeting solely by means of remote attendance or conducting a hybrid Annual Meeting and Extraordinary Meeting with alternatives for in-person or remote attendance. If you are planning to attend our Annual Meeting and Extraordinary Meeting, please monitor protocols and restrictions implemented by the Luxembourg government and check our press releases at http://ir.altisource.com/press-releases for updated information.
It is very important that you be present or represented at the Annual Meeting and Extraordinary Meeting regardless of the number of shares you own or whether you are able to attend in person. If you are a shareholder of record (that is, you hold your shares in your name as a holder of record with our transfer agent), you may authorize your proxy by the Internet or by mail as described in the accompanying materials for the Annual Meeting. For the Extraordinary Meeting you may authorize your proxy by mail only. If you hold your shares through a bank or broker, please follow the voting instructions you receive from your bank or broker. This will not prevent you from voting in person but will ensure that your vote is counted if you are unable to attend or are limited to remote attendance.
Thank you for your support of and interest in Altisource Portfolio Solutions S.A.
Sincerely,
William B. Shepro
Chairman and Chief Executive Officer

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
JOINT PROXY STATEMENT

PAGE
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2022	3
NOTICE OF EXTRAORDINARY MEETING OF SHAREHOLDERS AND IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE EXTRAORDINARY MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2022	5
PROXY SUMMARY	7
JOINT PROXY STATEMENT—ANNUAL MEETING OF SHAREHOLDERS AND EXTRAORDINARY MEETING OF SHAREHOLDERS	15
PROPOSAL ONE: ELECTION OF DIRECTORS	18
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	21
BOARD OF DIRECTORS COMPENSATION	28
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS	31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32
EXECUTIVE COMPENSATION	34
PROPOSAL TWO: APPOINTMENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM AND CERTIFIED AUDITOR	43
REPORT OF THE AUDIT COMMITTEE	44
EXTERNAL AUDITOR FEES	45
PROPOSAL THREE: APPROVAL OF THE COMPANY’S LUXEMBOURG STATUTORY ACCOUNTS	47
PROPOSAL FOUR: RECEIPT AND APPROVAL OF THE DIRECTORS’ REPORTS FOR THE LUXEMBOURG STATUTORY ACCOUNTS AND RECEIPT OF THE SUPERVISORY AUDITOR’S REPORT FOR THE LUXEMBOURG ANNUAL ACCOUNTS	48
PROPOSAL FIVE: ALLOCATION OF THE RESULTS IN THE LUXEMBOURG ANNUAL ACCOUNTS	49
PROPOSAL SIX: DISCHARGE OF THE DIRECTORS AND THE SUPERVISORY AUDITOR	50
PROPOSAL SEVEN: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)	51
EXTRAORDINARY MEETING OF SHAREHOLDERS	52
PROPOSAL ONE: APPROVE AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION TO RENEW AND EXTEND THE CURRENT AUTHORIZATION OF THE BOARD OF DIRECTORS TO ISSUE SHARES OF THE COMPANY’S COMMON STOCK WITHIN THE LIMITS OF THE COMPANY’S AUTHORIZED SHARE CAPITAL	52
PROPOSAL TWO: AMEND THE RELEVANT PROVISIONS OF THE COMPANY’S ARTICLES OF INCORPORATION TO EFFECTUATE RECENT CHANGES IN THE LUXEMBOURG COMPANY LAW AND MAKE CERTAIN OTHER ADMINISTRATIVE CHANGES	54
BUSINESS RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	55
SHAREHOLDER PROPOSALS	56
ANNUAL REPORTS	56
OTHER MATTERS	57

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
33, Boulevard Prince Henri
L-1724 Luxembourg City
Grand Duchy of Luxembourg
R.C.S. Luxembourg B72391
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2022
NOTICE
Our Annual Meeting of Shareholders (“Annual Meeting”) will be held:
Date:	Tuesday, May 17, 2022
Time:	9:00 a.m. Central European Time
Location:	Altisource Portfolio Solutions S.A. 33, Boulevard Prince Henri L-1724 Luxembourg City Grand Duchy of Luxembourg
PURPOSE
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To elect five (5) Directors to serve until the next annual meeting of shareholders or until their respective successors have been elected and qualified;

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To approve the appointment of Mayer Hoffman McCann P.C. to be our independent registered certified public accounting firm for the year ending December 31, 2022 and the appointment of Atwell S.à r.l. to be our certified auditor (Réviseur d’Entreprises) for the same period;

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To approve Altisource Portfolio Solutions S.A.’s unconsolidated annual accounts prepared in accordance with accounting principles generally accepted in Luxembourg (the “Luxembourg Annual Accounts”) for the year ended December 31, 2021 and Altisource Portfolio Solutions S.A.’s consolidated financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”) (the “Consolidated Accounts” and, together with the Luxembourg Annual Accounts, the “Luxembourg Statutory Accounts”) as of and for the year ended December 31, 2021;

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To receive and approve the Directors’ reports for the Luxembourg Statutory Accounts for the year ended December 31, 2021 and to receive the report of the supervisory auditor (Commissaire aux Comptes) for the Luxembourg Annual Accounts for the same period;

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To allocate the results in the Luxembourg Annual Accounts for the year ended December 31, 2021;

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To discharge each of the Directors of Altisource Portfolio Solutions S.A. for the performance of their mandates for the year ended December 31, 2021 and the supervisory auditor (Commissaire aux Comptes) for the performance of her mandate for the same period;

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To approve, on an advisory (non-binding) basis, the compensation of Altisource’s named executive officers as disclosed in the joint proxy statement (“Say-on-Pay”); and

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To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

PROCEDURES
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Our Board of Directors has fixed March 25, 2022 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

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Only shareholders as of the close of business on the record date will be able to vote at the Annual Meeting.

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In order to be admitted to the meeting, each shareholder will be asked to present proof of share ownership as of the record date and valid government-issued photo identification. If your shares are held in “street name” by a bank or broker, you will also need to obtain a “legal proxy” from the holder of record to vote at the meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance of the meeting pursuant to the instructions listed in the accompanying materials so that your vote will be counted if you are unable to attend or are limited to remote attendance.

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The joint proxy statement for our Annual Meeting and Extraordinary Meeting of Shareholders and our annual report to shareholders on Form 10-K for the year ended December 31, 2021 are available on our website under Investor Relations—Financial Information at http://ir.altisource.com/financials.cfm. In accordance with Securities and Exchange Commission rules, you may also access our joint proxy statement and annual report at http://www.proxyvote.com, a website that does not identify or track visitors to the site, by entering the Control Number found on your Notice and Access Card, your proxy card or your email notification, as applicable.

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Although Luxembourg law does not require a quorum for the conduct of business at the Annual Meeting, in accordance with the requirements of the Nasdaq listing standards, we have established that the presence at the Annual Meeting of holders of at least thirty-three and one-third percent (33 1∕3%) of our issued and outstanding shares of common stock able to be voted, whether represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

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The Luxembourg Statutory Accounts, the Directors’ reports for the Luxembourg Statutory Accounts, the report of the certified auditor (Réviseur d’Entreprises) for the Consolidated Accounts and the report of the supervisory auditor (Commissaire aux Comptes) for the Luxembourg Annual Accounts will be available for inspection at our registered office during business hours, by appointment, subject to sanitary limitations that may be imposed by the Luxembourg government, from May 3, 2022 until the conclusion of the Annual Meeting. Beginning May 3, 2022, copies will also be available to any shareholder who requests them by writing to our Corporate Secretary at corporate.secretary@altisource.lu.

By authorization of the Board of Directors,
Gregory J. Ritts
Corporate Secretary
April 4, 2022
Luxembourg City, Grand Duchy of Luxembourg

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
33, Boulevard Prince Henri
L-1724 Luxembourg City
Grand Duchy of Luxembourg
R.C.S. Luxembourg B72391
NOTICE OF EXTRAORDINARY MEETING OF SHAREHOLDERS AND
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE EXTRAORDINARY MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2022
NOTICE
Our Extraordinary Meeting of Shareholders (“Extraordinary Meeting”) will be held:
Date:	Tuesday, May 17, 2022
Time:	9:30 a.m. Central European Time
Location:	Altisource Portfolio Solutions S.A. 33, Boulevard Prince Henri L-1724 Luxembourg City Grand Duchy of Luxembourg
PURPOSE
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To (i) amend the Company’s Articles of Incorporation to renew and extend the current authorization of the Board of Directors to issue shares of the Company’s common stock, within the limits of the Company’s authorized share capital of one hundred million dollars ($100,000,000) which includes the current authorization, in connection with any such issuance, to limit or cancel the preferential subscription rights of shareholders, each for a period of five (5) years, and (ii) receive the report issued by the Board of Directors pursuant to article 420-26 (5) of the Luxembourg Law of 10 August 1915 on commercial companies, as amended (the “Luxembourg Company Law”);

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To amend the relevant provisions of the Company’s Articles of Incorporation to effectuate recent changes in the Luxembourg Company Law, in particular further to the Luxembourg regulation dated 5 December 2017 coordinating such act, and make certain other administrative changes as set forth in the proposed amended provisions of the Articles of Incorporation; and

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To transact such other business as may properly come before the Extraordinary Meeting and any adjournment or postponement thereof.

PROCEDURES
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Our Board of Directors has fixed March 25, 2022 as the record date for the determination of shareholders entitled to notice of and to vote at the Extraordinary Meeting.

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Only shareholders as of the close of business on the record date will be able to vote at the Extraordinary Meeting. In order to be admitted to the meeting, each shareholder will be asked to present proof of share ownership as of the record date and valid government-issued photo identification. If your shares are held in “street name” by a bank or broker, you will also need to obtain a “legal proxy” from the holder of record to vote at the meeting. Even if you plan to attend the Extraordinary Meeting, we recommend that you vote your shares in advance of the meeting pursuant to the instructions listed in the accompanying materials so that your vote will be counted if you are unable to attend or are limited to remote attendance.

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The joint proxy statement for our Annual Meeting and Extraordinary Meeting is available on our website under Investor Relations—Financial Information at http://ir.altisource.com/financials.cfm. In accordance with Securities and Exchange Commission rules, you may also access our joint proxy statement at http://www.proxyvote.com, a website that does not identify or track visitors to the site, by entering the Control Number found on your Notice and Access Card, your proxy card or your email notification, as applicable.
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In accordance with Luxembourg law, the Extraordinary Meeting will validly deliberate on its agenda, provided, that a quorum representing fifty percent (50%) of our issued and outstanding shares of common stock able to be voted is reached. Under Luxembourg law, if a quorum is not reached at an extraordinary meeting for the purpose of resolving on the agenda thereof, the meeting may be adjourned or postponed to a later time at which time no quorum will be required, provided that certain notice procedures are fulfilled. In accordance with the requirements of the Nasdaq listing standards, in the event of such adjournment or postponement of the Extraordinary Meeting, the Company will require a quorum of thirty-three and one-third percent (33 1∕3%) of our issued and outstanding shares of common stock able to be voted for the transaction of business. The resolutions concerning the agenda of the Extraordinary Meeting, or any adjournment or postponement thereof, will be approved by the affirmative vote of the holders of at least two-thirds of the shares validly voted.

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A copy of the proposed amended provisions of the articles of incorporation and the report of the Board of Directors pursuant to article 420-26 (5) of the Luxembourg Company Law will be available for inspection at the Company’s registered office from May 3, 2022 until the conclusion of the Extraordinary Meeting. Copies are also available to any shareholder who requests them by writing to our Corporate Secretary at Altisource Portfolio Solutions S.A., 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg.

By authorization of the Board of Directors,
Gregory J. Ritts
Corporate Secretary
April 4, 2022
Luxembourg City, Grand Duchy of Luxembourg

Proxy Summary

This summary highlights information contained elsewhere in this joint proxy statement. This summary does not contain all information you should consider. Please read this entire proxy statement carefully before voting.
Meeting Information
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Date: Tuesday, May 17, 2022

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Annual Meeting Time: 9:00 a.m. Central European Time

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Extraordinary Meeting Time: 9:30 a.m. Central European Time

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Place: 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg

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Record Date: March 25, 2022

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Agenda: The meeting will cover the proposals listed below, and any other business that may properly come before the meeting

Annual Meeting, Voting Matters and Board Recommendations
Annual Meeting of Shareholders
Proposals	Recommendation
1. Election of Directors	✓ FOR each nominee
2. Appointment of Independent Registered Certified Public Accounting Firm and Certified Auditor	✓ FOR
3. Approval of the Company’s 2021 Statutory Accounts	✓ FOR
4. Receipt and Approval of the Directors’ Reports for the Luxembourg Statutory Accounts and Receipt of the Supervisory Auditor’s Report for the Luxembourg Annual Accounts	✓ FOR
5. Allocation of the Results in the Luxembourg Annual Accounts	✓ FOR
6. Discharge of the Directors and the Supervisory Auditor	✓ FOR
7. Advisory Vote on Executive Compensation (“Say-on-Pay”)	✓ FOR
Extraordinary Meeting of Shareholders
Proposal	Recommendation

1.
To (i)  amend the Company’s Articles of Incorporation to renew and extend the current authorization of the Board of Directors to issue shares of the Company’s common stock, within the limits of the Company’s authorized share capital of one hundred million dollars ($100,000,000) which includes the current authorization and, in connection with any such issuance, to limit or cancel the preferential subscription rights of shareholders, each for a period of five (5) years; and (ii) receive the report issued by the Board of Directors pursuant to article 420-26(5) of the Luxembourg Law of 10 August 1915 on commercial companies, as amended (the “Luxembourg Company Law”)

✓ FOR

2.
To amend the relevant provisions of the Company’s Articles of Incorporation to effectuate recent changes in the Luxembourg Company Law, in particular further to the Luxembourg regulation dated 5 December 2017 coordinating such act, and make certain other administrative changes as set forth in the proposed amended provisions of the Articles of Incorporation

✓ FOR
2021 Highlights
Altisource® is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Traded on the Nasdaq Global Select Market under the symbol “ASPS,” Altisource is organized under the laws of the Grand Duchy of Luxembourg.
Set forth below is a partial summary of Altisource’s 2021 performance. Please refer to our 2021 Annual Report filed on Form 10-K for a more complete description of our 2021 performance.
Altisource demonstrated resiliency during 2021, a year defined by challenges from the pandemic and related borrower relief programs that significantly impacted our revenue and earnings. We strengthened our balance sheet, ending 2021 with $98.1 million in cash representing a 68% increase in cash compared to 2020.

Proxy Summary
In the fourth quarter of 2021, we completed the sale of our equity interests in our Pointillist subsidiary for approximately $102 million in cash and an additional approximately $3.5 million deposited in an indemnification escrow, generating an $89 million post-tax gain. We used $20 million of the proceeds to repay the outstanding balance on our revolving line of credit.
We reduced 2021 cash operating costs (excluding outside fees and services) by 25% compared to 2020. During 2021, the Company implemented certain cost reduction measures to address potential impacts related to the COVID-19 pandemic, including a temporary reduction of the base salaries of Mr. Shepro, Ms. Esterman and certain other senior leaders. These reductions commenced on March 1, 2021 and continued until December 1, 2021. In addition, Mr. Shepro voluntarily waived on a permanent basis his housing allowance, effective March 1, 2021, and the use of one company leased vehicle, effective June 1, 2021.
The restricted share units (“RSUs”) granted pursuant to the 2021 Long-Term Incentive Awards for executive officers and other employees were calculated using a fixed share price rather than the average 30-trading day share price preceding the grant date which was the method historically used to determine the number of RSUs granted. A $15 share price was applied to determine the number of RSUs granted, rather than the average $10.56 share price over the preceding 30-trading day period, resulting in a smaller number of RSUs being granted. The smaller number of RSUs granted reduced shareholder dilution when compared to the grants that would have been applied using the historical methodology. Further, Mr. Shepro voluntarily reduced his target 2021 Long-Term Incentive Award by seventy percent (70%), from 83,997 RSUs to 25,199 RSUs.
2021 referrals to Hubzu, our online real estate sale platform, were 30% higher than 2020, including a 62% increase in foreclosure referrals and a 6% decrease in REO referrals. As of December 31, 2021, Hubzu inventory included over 6,300 homes, representing a 27% increase compared to December 31, 2020, including a 67% increase in foreclosure inventory and a 5% decrease in REO inventory.
In the second quarter of 2021, we entered into an agreement with Ocwen Financial Corporation (together with its subsidiaries, “Ocwen”) extending the terms of certain services agreements from August 2025 through August 2030 and expanding the scope of solutions to include, among other things, the opportunity for the Company to provide first and second chance foreclosure auctions on Federal Housing Administration (“FHA”) loans, field services on Ocwen’s FHA, Veterans Affairs and United States Department of Agriculture loans, and title services on FHA and Veterans Affairs loans, subject to a process to confirm Altisource’s ability to meet reasonable performance requirements.
Service revenue from our Origination business grew by 11% in 2021 to $58.0 million compared to 2020. The Lenders One cooperative that we manage increased membership by 13% in 2021 and launched several new products, including an on-line solution designed to make it easier for Lenders One members to order and receive solutions through a single point of entry and to automate loan manufacturing processes.
Culture and Community Support
We function by a set of core values communicated by management to our employees and available on our website. The following core values, which are regularly referenced in our employee communications, guide the conduct of Altisource and its employees:
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Act with Integrity—Exhibit unwavering integrity, compliance and ethical conduct at all times

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Energize People—Enable exceptional people to inspire their teams and drive results

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Empower Innovation—Reward the relentless creation of innovative and compliant solutions to achieve our mission and generate value for our customers

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Exceed Customer Expectations—Deliver best-in-class results and customer service

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Win as a Team—Embrace the passion, energy and power of our global teams to win as “One-Altisource”

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Enrich Communities—Create positive impacts for the communities where we live and serve

While we continued to strive to create a positive impact in the communities where we live and serve, we adjusted our social and environmental engagement efforts in 2021 in response to the continued difficulties presented by the COVID-19 pandemic.

Proxy Summary
•
In the United States, we undertook many successful community support initiatives, including our participation in the “Pledge to Safety” program created to implement additional safety measures to combat COVID-19; the “National Wreaths Across America,” supporting fallen veterans; and “Toys for Tots” and the Salvation Army “Angel Tree” programs which include donations and presents to children. In addition, we continued to provide funding and support to several charities, some of which are hosted by our valued clients. We donated to the Carrington Charitable Foundation which provides free air transportation to post-9/11 combat veterans and their families as well as to the Veterans Financial Services Advisory Council (VFSAC), which also supports veterans in their search for housing and critical services.

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In India, we partnered with a leading non-profit organization, “Give India”, to provide ground level support and relief to fight against the COVID-19 pandemic. We donated funds to procure oxygen generating plants, medical equipment, and food. We also continued our partnerships with other non-governmental organizations such as Akshaya Patra to provide meals to underprivileged children and Kalike Trust to build sustainable processes to reduce infant mortality and improve mother and child health in rural Karnataka.

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In Uruguay we provided food donations to soup kitchens.

Environment
We recognize the scientific consensus that climate change is a reality and that human activities are responsible for increasing the concentration of heat-trapping gases in the atmosphere. We acknowledge that we have an impact on the environment through our operations and, in accordance with our Environmental Policy (available at http://www.altisource.com/environmental-policy), we are taking action to reduce such impact.
During 2021, we reduced the square footage of our locations by 33% and continued with our efforts to reduce the use of paper, energy, and water. In addition, upon a recommendation from the Company’s Corporate Responsibility Management Committee, the Board established a target of reducing our greenhouse gas emissions by 25% compared to 2019, the last year we were fully operational in our offices.
Sustainability Report:
	2019	2020	2021
Facilities	% of Facilities
Certified Facilities(1)	33%	33%	50%
Low-Flow Plumbing	56%	67%	67%
Rainwater Harvesting	11%	17%	33%
Carbon Footprint/Greenhouse Gas (direct)	CO2 Emitted
Transport – Employee Commuting	3,765,000	1,494,000	304,000
Refrigeration and Air Conditioning(2)	274,000	325,000	202,000
Fire Suppression(2)	5,000	5,000	5,000
Business Travel	424,000	115,000	54,000
Carbon Footprint/Greenhouse Gas (indirect)	Units Consumed
Paper Cups (number)	178,507	26,640	3,960
Paper Sheets (number)	1,508,190	223,300	70,280
Paper Towels (units)	40,388	8,491	896
Power (kWh)	5,542,196	1,512,392	1,071,843
Water (liters)	27,921,888	6,191,957	3,103,890
Recycle and Reduce	% Of Total Facilities
Plastic Recycling	56%	50%	67%
Paper Recycling	56%	50%	67%
Permanent Kitchenware	56%	67%	67%
E-Recycling	78%	83%	100%

(1)
Facilities which have obtained industry standard certifications such as BREEAM (the Building Research Establishment Environmental Assessment Method), LEED (Leadership in Energy and Environmental Design), ENERGY STAR® or similar certifications demonstrating energy efficient practice.

Proxy Summary
(2)
Refrigeration, air conditioning and fire suppression use materials which contribute to greenhouse gas emissions. We will be identifying any possible opportunities to reduce our carbon footprint from these emissions.

In 2022 we intend to continue to assess our real estate portfolio, telecommuting and transport programs to evaluate ways to further reduce our impact on the environment, including by implementing and continuing to foster remote working arrangements.
Human Rights
We are committed to respect for human rights as described in our Human Rights Statement (available at www.altisource.com/humanrights). Among other things, this document reaffirms the Company’s commitment to respect all applicable legal rights of freedom of association and collective bargaining as applicable in the different locations where it operates, provide a safe and healthy workplace, foster socially responsible businesses in which women and minorities can participate on an equal basis, and adhere to applicable laws intended to promote human rights. Consistent with the principles set forth in our Code of Business Conduct and Ethics, and other policies and procedures, our Human Rights Statement prohibits forced labor and child labor.
Our Vendor Code of Business Conduct and Ethics (available at https://www.altisource.com/vendorscodeofconduct), which is generally made a part of our vendor agreements, requires vendors to embed respect for human rights into their business operations and prohibits: (i) the employment of child labor; and (ii) the use of any compulsory, involuntary or forced labor, which includes slavery, forced contract, human trafficking and any other form of work that is done against a worker’s will.
In 2021, we began asking our vendors to confirm whether or not they have enterprise-level human rights policies or similar documents in place, and to confirm if such documents address the protection of women’s and minorities’ rights and prohibit the use of forced labor and child labor. Vendors without such a document in place are offered the option of accepting and committing to our Human Rights Statement.
Workforce and Diversity
Given the nature of our business, our global workforce consists of various diverse talent groups. The majority of our employees support our Servicer and Origination solutions businesses. We also have a significant number of technology employees developing and maintaining our technology-enabled solutions. As of December 31, 2021, we had 2,024 employees. In the United States, in addition to supporting operations, a number of our employees fill roles that require professional licenses and work in product, sales and marketing, and corporate functions. The India workforce primarily comprises the teams that support operations, technology, and corporate functions, while the Uruguay workforce supports several corporate functions. The executive management team is largely based out of Luxembourg, our headquarters.
Our people practices aim to develop our workforce and retain high performers. We maintain various touchpoints along the employee life cycle to support our employees and improve their experiences. In 2021 we retained 68% of our workforce, which included the retention of 77% of employees deemed high performers. While this is lower than previous years, we believe that the drop in retention performance was primarily driven by strong external market conditions that increased demand for employees with similar skills. Our human resources team partnered with the businesses and support groups to implement a number of measures designed to support our employees, including regular touchpoints through town halls and team connects, survey tools to allow our workforce to provide feedback and several engagement activities that support keeping the employees ‘connected’ to the larger organization and build a sense of belongingness. We also introduced a renewed employee wellness calendar to support physical and mental well-being for our employees.
Our employees largely continued to work remotely in 2021, except for certain limited teams and functions. We plan to remain a largely remote workforce in the future.
We continued to emphasize employee development and training. Each of our employees on average undertook 40 hours of training in 2021, including a mix of functional, compliance and behavioral learning programs.
We regularly conduct employee talent reviews and succession planning exercises that help us identify and develop key talent and appropriate succession plans.

Proxy Summary
Our overall percentage of female employees has increased during the last three consecutive years.
Gender Distribution:
We believe that our globally diverse, inclusive, and collaborative workforce makes us a more innovative and creative company. We are an equal opportunity employer and our policies prohibit unlawful discrimination or harassment of any kind, including on the basis of race, color, creed, religion, national origin, ancestry, citizen status, age, sex or gender (including pregnancy, childbirth, or related medical conditions), gender identity or expression (including transgender status), sexual orientation, genetic information, physical or mental disability, marital status, military service and veteran status or any other characteristic protected by applicable law. At Altisource, everyone is valued and appreciated for their distinct contributions to the growth and sustainability of our business. The same principles are included in our Vendor Code of Business Conduct and Ethics.
54% of our workforce in the United States, and 42% of our workforce in Luxembourg, self-identify as members of ethnic minority groups.
We value diversity among our supply chain, the overall percentage of minority, LGBTQ+, disabled and veteran owned businesses that provide services to the Company has grown steadily over the past three years.
As highlighted in our Human Rights Statement, employee health and well-being is critical to us. We did not receive any formal employee complaints regarding health and safety during 2021, and to the best of our knowledge, we have not experienced any work-related accidents during the last two years.
As part of our support to our workforce in relation to the COVID-19 pandemic, we ensure our employees in the United States and India have access to health benefits to help address medical costs related to the treatment of COVID-19. Our employees in Luxembourg and Uruguay are covered by their local applicable social security or health programs. To help provide a safe working environment for our employees working from our facilities in the United States, we continued and revised safety measures in line with guidance from the United States Centers for Disease Control (CDC) and state and local health departments, as applicable. For our employees who continue to work from our facilities in India, we established safety measures based on the guidelines provided by the regulatory bodies of the central and state governments and the local municipal corporations. We also hosted vaccination events in India, supporting our employees and their families in obtaining their COVID-19 vaccinations.
As a result of the extension and expansion of the national foreclosure and eviction moratoriums, and the anticipated continued impact to our Default related business, we made the difficult decision to reduce our global workforce in the first two quarters of 2021. There were also adjustments in the workforce for the

Proxy Summary
Origination business to better align our staffing levels to our operating model. These initiatives impacted approximately 10% of our global workforce during the year.
Shareholder Engagement
We seek to engage with our shareholders and analysts through our quarterly earnings calls, which typically follow our quarterly financial filings with the Securities and Exchange Commission (“SEC”). Additionally, during 2021, we periodically met with analysts and shareholders. We met with shareholders that collectively represent an estimated 65% of our outstanding shares, to discuss a variety of Company matters including strategy, business performance and operations, compensation practices, Board diversity and capital structure.
Board Composition and Experience
Our Board of Directors and Nomination/Governance Committee are committed to ensuring that the Board is comprised of directors who collectively provide a significant breadth of experience, the ability to effectively chart the strategic course of the Company, represent the interests of shareholders and reflect our corporate values of integrity and ethical conduct. Board diversity continued to be an area of focus during 2021. Our Board and Nomination/Governance Committee addressed this subject at several meetings during the course of the year and undertook efforts to recruit diverse director candidates with relevant experience. In March 2022, the Board appointed Mary C. Hickok to fill the vacant director position created by the resignation of Scott Burg from our Board.
All of our current directors have been nominated by the Board for reelection at the Annual Meeting.
Current Board skills and expertise:
Our Board also believes that having directors with a mix of tenure helps to maintain and leverage institutional knowledge while providing different experiences and perspectives.

Proxy Summary
Board tenure, current members:
Corporate Governance Practices
✓
Annual election of directors

✓
Majority of independent directors

✓
Active shareholder engagement

✓
Shareholder meetings can be called by shareholders owning at least 10% of our share capital

✓
Share ownership requirements for non-management Directors and the Chief Executive Officer

✓
Annual Board and Committee self-evaluations

✓
Lead Independent Director role facilitates independent Board oversight of management

✓
Regular executive sessions of independent directors

✓
Regular executive sessions of the Audit Committee members with the Company’s internal auditor

✓
Regular executive sessions of the Audit Committee members with the Company’s external auditor

✓
Board engagement in strategic objectives

✓
Board evaluation the Chief Executive Officer’s performance

✓
Board engagement in long-term succession planning for executives

✓
Board oversees financial performance and risk management and controls

✓
No shareholder rights plan (“poison pill”)

✓
Board involved in corporate social responsibility and sustainability efforts

Executive Compensation Highlights
✓
Alignment of executive compensation with the interests of our shareholders

✓
Annual opportunity for shareholders to provide feedback through an advisory Say-on-Pay vote on executive compensation

✓
Based on a pay-for-performance philosophy

✓
Maintains a clawback policy

Proxy Summary
✓
More than 50% of the named executive officers’ target compensation is linked to individual and Company performance metrics

✓
A substantial portion of the named executive officers’ target compensation is in the form of long-term equity awards

✓
Determination of annual incentive compensation is based on performance against a scorecard with defined goals

✓
Eligibility for payment of annual incentive compensation is tied to financial effectiveness, compliance performance and leadership effectiveness

✓
Includes components based on Company and stock performance over a multi-year period

Altisource Portfolio Solutions S.A. Joint Proxy Statement
Annual Meeting of Shareholders and Extraordinary Meeting of Shareholders

General Information
We have made this joint proxy statement available to you on or about April 4, 2022 as a holder of common stock of Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) because our Board of Directors is soliciting your proxy to be used at our Annual Meeting and our Extraordinary Meeting, and any adjournment or postponement thereof. The Annual Meeting will be held on Tuesday, May 17, 2022, at 9:00 a.m. Central European Time for the purposes listed in the Notice of Annual Meeting of Shareholders. The Extraordinary Meeting will be held on the same day at 9:30 a.m. Central European Time for the purposes listed in the Notice of Extraordinary Meeting of Shareholders. Both meetings will be held at our registered office located at 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg.
Internet Availability of Proxy Materials
Consistent with historical practice, we are using the “Notice and Access” method of furnishing proxy materials to our beneficial shareholders via the Internet, instead of mailing printed copies of those materials to each shareholder. By doing so, we reduce the environmental impact of the meetings and save costs. On April 4, 2022, we expect to commence mailing Notices of Internet Availability of Proxy Materials (the “Notices”) to participating shareholders. The Notice contains instructions about how to access our proxy materials. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. Beneficial shareholders, other than those who previously chose to receive our proxy materials in paper format, will receive an email with links to the online proxy materials. If you previously requested to receive paper copies of the proxy materials by mail, you will receive the proxy materials by mail until you elect otherwise.
Shareholders of record will receive a paper copy of the proxy materials for the Annual Meeting and the Extraordinary Meeting by mail except to the extent they previously requested or authorized delivery of proxy materials electronically. The proxy card included with the proxy materials contains instructions on how to request electronic delivery of future proxy materials for the Annual Meeting.
Who May Vote
You are entitled to vote at the Annual Meeting and the Extraordinary Meeting, and any adjournment or postponement thereof, if you were a holder of our common stock at the close of business on March 25, 2022. At the close of business on March 25, 2022, there were 16,057,359 shares of common stock issued, outstanding and able to be voted, and there was no other class of equity securities outstanding. Each share of our common stock is entitled to one (1) vote at the Annual Meeting and one (1) vote at the Extraordinary Meeting on all matters properly presented for a vote at such meetings.
Voting Procedures
If you are a shareholder of record, which means you hold your shares through an account with our transfer agent, American Stock Transfer & Trust Company, LLC, you may vote by one of the following options:
For the Annual Meeting
•
Over the Internet, at http://www.proxyvote.com, by following the instructions on your proxy card or the instructions that you received by email; or

•
By completing, dating, signing and returning the proxy card by mail.

For the Extraordinary Meeting
•
By completing, dating, signing and returning the proxy card by mail.

If you are a beneficial holder, meaning you hold your shares in “street name” through an account with a bank or broker, please follow the voting directions on the voting instruction form that your bank or broker provides to you.

Your ability to vote over the Internet depends on the voting procedures of your bank or broker.
If you vote over the Internet, your vote must be received by Altisource no later than 9:59 p.m. Central European Time (3:59 p.m. Eastern Time) on May 16, 2022 in order to allow sufficient time to tabulate the votes prior to the start of the meetings.
Shareholders may also vote in person at the meetings. All shareholders must present proof of share ownership as of the record date and valid government-issued photo identification to vote in person at the meetings. If your shares are held by a bank or broker, you must also obtain and present a “legal proxy” from the holder of record to vote at the meetings. For specific instructions, please refer to the proxy card, notice or email notification you receive.
Even if you plan to attend the meetings, we recommend that you vote your shares in advance of the meetings in one of the manners available to you so that your vote will be counted if later you are unable to attend or are limited to remote attendance.
How a Proxy Works
If you properly submit your proxy as instructed, and do not revoke it prior to its use, it will be voted in accordance with your instructions. Other than as discussed below with respect to “broker non-votes,” if no contrary instructions are given, each proxy received for the Annual Meeting will be voted “FOR” each of the nominees for Director named in this joint proxy statement and “FOR” each of the other proposals identified in the agenda for the Annual Meeting; each proxy received for the Extraordinary Meeting will be voted “FOR” the proposals identified in the agenda for the Extraordinary Meeting; and, with regard to any other business that properly comes before either meeting, each proxy will be voted in accordance with the discretion of the persons appointed as proxies.
If the shares you own are held by a bank or broker and you do not provide specific voting instructions to your bank or broker on a “non-routine” item as defined by the New York Stock Exchange, the bank or broker will be prohibited from voting your shares. This is commonly referred to as a “broker non-vote.” Only our proposal related to the appointment of our independent registered certified public accounting firm is routine; all other proposals are expected to be “non-routine” proposals. Therefore, if you do not instruct your bank or broker how to vote your shares with respect to non-routine proposals, your shares will not be voted on the non-routine proposals.
How to Revoke a Proxy
Your proxy may be used only at the relevant meetings and any adjournment or postponement thereof, and may not be used for any other meeting. You have the power to revoke your proxy at any time before it is exercised by:
•
providing written notice, received by our Corporate Secretary at the following address:

Gregory J. Ritts, Corporate Secretary
Altisource Portfolio Solutions S.A.
33, Boulevard Prince Henri
L-1724 Luxembourg City
Grand Duchy of Luxembourg;
•
submitting a properly executed proxy bearing a later date; or

•
appearing at the relevant meeting and giving the Corporate Secretary notice of your intention to vote in person.

Quorum and Voting Information
Although Luxembourg law does not require a quorum for the conduct of business at the Annual Meeting, in accordance with the requirements of the Nasdaq listing standards, the Company has established that the presence at the Annual Meeting of holders of at least thirty-three and one-third percent (33 1∕3%) of our issued and outstanding shares of common stock able to be voted, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.
For the transaction of business at the Extraordinary Meeting, the presence of holders of at least fifty percent (50%) of our issued and outstanding shares of common stock able to be voted will constitute a quorum in accordance with Luxembourg law. Under Luxembourg law, if a quorum is not reached at an extraordinary meeting for the purpose of resolving on the agenda thereof, the meeting may be adjourned or postponed to a later time at which time no quorum will be required, provided that certain notice procedures are fulfilled. In accordance with the requirements of the Nasdaq listing standards, in the event of such adjournment or postponement of the Extraordinary Meeting, the Company will require a quorum of thirty-three and one-third percent (33 1/3%) of our issued and outstanding shares of common stock able to be voted for the transaction of business. Abstentions and “broker non-votes” will be treated as present for purposes of a quorum.
Assuming a quorum, each of the five (5) nominees for Director will be elected as a Director of Altisource at the Annual Meeting so long as the votes cast in favor of such nominee exceeds the votes cast against such nominee. You may vote for, against or abstain from voting for one (1) or more nominees for Director.
The following Annual Meeting proposals will be approved if the votes cast in favor of the action exceed the votes cast against the action: (i) the proposal to approve the appointment of Mayer Hoffman McCann P.C. to be our independent registered certified public accounting firm for the year ending December 31, 2022 and Atwell S.à r.l. to be our certified auditor (Réviseur d’Entreprises) for all statutory accounts as required by Luxembourg law for the same period; (ii) the proposal to approve the Luxembourg Statutory Accounts as of and for the year ended December 31, 2021; (iii) the proposal to receive and approve the Directors’ reports for the Luxembourg Statutory Accounts for the year ended December 31, 2021 and to receive the report of the supervisory auditor (Commissaire aux Comptes) for the Luxembourg Annual Accounts for the same period; (iv) the proposal to allocate the results in the Luxembourg Annual Accounts for the year ended December 31, 2021; (v) the proposal to approve the discharge of each of the Directors of Altisource Portfolio Solutions S.A. for the performance of their mandates during the year ended December 31, 2021 and of the supervisory auditor (Commissaire aux Comptes) for the performance of her mandate for the same period; and (vi) any other matter properly submitted for your consideration at the Annual Meeting. Because the advisory vote to approve the compensation of Altisource’s named executive officers as disclosed in the Proxy Statement (“Say-on-Pay”) is non-binding and advisory in nature, there is no required number of votes that would constitute approval. While the results of the Say-on-Pay vote are not binding on the Company, our Board of Directors intends to carefully consider the shareholder votes resulting from the Say-on-Pay proposal.
Assuming a quorum, the following Extraordinary Meeting proposals will be approved if the votes cast in favor of the action exceed two-thirds of the shares validly voted: (i) the proposal to (a) amend the Company’s Articles of Incorporation to renew and extend the current authorization of the Board of Directors to issue shares of the Company’s common stock, within the limits of the Company’s authorized share capital of one hundred million dollars ($100,000,000) which includes the current authorization and, in connection with any such issuance, to limit or cancel the preferential subscription rights of shareholders, each for a period of five (5) years, and (b) receive the report issued by the Board of Directors pursuant to article 420-26 (5) of the Luxembourg Law of 10 August 1915 on commercial companies, as amended (the “Luxembourg Company Law”); and (ii) the proposal to amend the relevant provisions of the Company’s Articles of Incorporation to effectuate recent changes in the Luxembourg Company Law, in particular further to the Luxembourg regulation dated 5 December 2017 coordinating such act, and make certain other administrative changes as set forth in the proposed amended provisions of the Articles of Incorporation; and (iii) any other matter properly submitted for your consideration at the Extraordinary Meeting.
Any other matter properly submitted for your consideration will be approved with such vote as required by Luxembourg law. Abstentions and broker non-votes will not be counted in determining the number of votes cast in connection with the proposals on the agendas of the Annual Meeting and Extraordinary Meeting.

Proposal One
PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING OF SHAREHOLDERS
Proposal One: Election of Directors

Our Articles of Incorporation provide that our Board of Directors shall consist of no less than three (3) and no more than seven (7) members, with the exact number to be decided by our shareholders.
We are proposing the five (5) nominees listed below for election as Directors at the Annual Meeting until the next annual meeting of shareholders or until their respective successors have been elected and qualified, subject to their earlier death, resignation or removal.
All nominees other than Mr. Aldridge currently serve as our Directors. There are no arrangements or understandings between any nominee and any other person for selection as a nominee.
If any nominee is unable or unwilling to stand for election at the time of the Annual Meeting, the shares represented by a validly executed proxy will be voted for the election of such other person as the Board of Directors may recommend in place of such nominee, unless the Board of Directors chooses to reduce the number of Directors serving on the Board. At this time, our Board of Directors knows of no reason why any of the nominees would not be able or willing to serve as Director if elected.
The following table sets forth certain information concerning each of our nominees for Director:
				Committee Memberships(1)
Name	Age(1)	Director Since	Independent	Executive Committee	Audit Committee	Compensation Committee	Compliance Committee	Nom/Gov Committee
Mary C. Hickok(2)	28	2022	✓		✓	✓(3)
Joseph L. Morettini	69	2017	✓		✓	✓	✓(3)	✓(3)
Roland Müller-Ineichen(4)	61	2009	✓	✓(3)	✓(3)	✓	✓	✓
William B. Shepro	53	2009		✓
John. G. Aldridge, Jr.(5)	53	N/A	✓	N/A	N/A	N/A	N/A	N/A

(1)
As of March 25, 2022

(2)
Elected as Director on March 1, 2022

(3)
Committee Chair

(4)
Lead Independent Director

(5)
Mr. Aldridge may be appointed to one or more Committees after the Annual Meeting if he is elected to our Board of Directors

If our nominees for Director are elected, we believe that the proposed Board composition will be well-balanced in terms of length of Director tenure between more experienced Directors and more recently appointed Directors.
The principal occupation for the last five (5) years and additional biographical information of each nominee for Director are set forth below. The nominees for Director collectively bring a wealth of leadership experience and insight derived from relevant industry experience, education and training, service in executive and managerial roles, and board experience.
John. G. Aldridge, Jr.   Mr. Aldridge is the founder and managing partner of Aldridge|Pite, LLP (“A|P”), a multi-state law firm focusing on the representation of banks, financial institutions, mortgage servicing concerns and institutional investors with respect to all facets of the commercial and residential real estate life cycle. A|P counts among its client base the 30 largest servicing and financial institutions in the country as well as all governmental enterprises engaged in the mortgage industry. Mr. Aldridge is also the Senior Partner at Aldridge|Pite|Haan, LLP, a multi-state collections law firm with a primary emphasis on consumer and commercial collections. Mr. Aldridge founded, owned, operated and sold numerous companies involved in the real estate industry, including title companies, trustee companies, service of process companies, technology (as a service) companies and technology and business process consulting companies. Mr. Aldridge currently sits on the Board of Directors of a privately held title company. Mr. Aldridge has served on industry boards as well, including most recently the United States Foreclosure Network, and is a frequent speaker at mortgage banking and real estate

Proposal One
conferences across the country. Mr. Aldridge holds a Bachelor of Arts in Political Science from the University of North Carolina at Chapel Hill and a Juris Doctor from Emory University School of Law.
Mr. Aldridge was selected to serve on our Board based on his mortgage industry knowledge and extensive relationships, developed through professional engagements, with senior management of companies engaged in mortgage origination and servicing. Mr. Aldridge’s appointment may serve to enhance Altisource’s client relationships and lead to additional business opportunities.
Mary C. Hickok.   Ms. Hickok was appointed as a member of the Board of Directors of Altisource in March 2022. Ms. Hickok serves as Managing Director at Deer Park Road Management Company, LP (“Deer Park”), an alternative investment management firm, where she is responsible for leading the Flywheel SFR Fund, a newly launched single-family rental strategy. Prior to joining Deer Park in July 2020, Ms. Hickok served as Associate, Fixed Income Sales and Trading at Morgan Stanley from July 2017 to July 2020. Ms. Hickok holds a Bachelor of Arts in Economics and Foreign Affairs from the University of Virginia.
As Managing Director of the Flywheel SFR Fund of Deer Park and previously as an Associate at Morgan Stanley, Ms. Hickok has expertise and experience in business advisory services and asset management, including real estate and mortgage-related investments, that makes her financially literate and qualifies her as a financial expert as defined by Nasdaq listing standards and SEC rules. Deer Park’s position as an investor in the Company has provided Ms. Hickok with a thorough understanding of our business and unique insight into the interests of our long-term investors.
Joseph L. Morettini.   Mr. Morettini was appointed to the Board of Directors of Altisource in May 2017. Mr. Morettini served as Partner of Deloitte & Touche LLP (“Deloitte”) from 1989 until his retirement in 2015, and in various positions with Deloitte from 1984 to 1989. During his tenure at Deloitte, his client responsibilities included companies in the financial services and mortgage servicing industries in addition to various public companies from small market capitalization to large market capitalization, and he was the external audit partner assigned to Altisource from August 2009 to February 2014. Mr. Morettini also served on the Board of Directors and as Audit Committee Chairman of TechBridge, an Atlanta, Georgia based nonprofit organization, from 2003 to 2005. Mr. Morettini holds a Bachelor of Arts in Liberal Arts and Sciences from the University of Illinois and a Master of Accountancy from Western Illinois University. Mr. Morettini is a Certified Public Accountant.
Mr. Morettini’s extensive experience with large financial institutions and public corporations in the financial services and mortgage servicing industries and his thirty plus years of experience with Deloitte provide our Board of Directors with valuable insight from an accounting and auditing perspective. Mr. Morettini is financially literate and qualifies as a financial expert as defined by the Nasdaq listing standards and SEC rules.
Roland Müller-Ineichen.   Mr. Müller-Ineichen was appointed to the Board of Directors of Altisource in July 2009 and as Lead Independent Director in September 2020. He also serves on the Board of Directors of ONE Swiss Bank SA, with offices in Geneva and Lugano, Switzerland, which offers advisory, asset management and wealth management services; of SWA Swiss Auditors AG, a private company based in Freienbach, Switzerland that provides auditing and consulting services for financial institutions in Switzerland; of Citibank (Switzerland) Ltd. based in Zurich and Geneva, Switzerland, a subsidiary of Citigroup that provides private banking services to High Net Worth individuals; and of Habib Bank Zurich AG, a provider of corporate, personal, private, and correspondent banking products based in Zurich. In addition, from October 2012 until March 2022, Mr. Müller-Ineichen served as a member of the Board of Directors of Sberbank (Switzerland) AG, based in Zurich, Switzerland, a subsidiary of Sberbank Russia, offering trade finance, trading and corporate banking services; and from May 2010 to September 2011, Mr. Müller-Ineichen served as a member of the Board of Directors of Absolute Private Equity AG, a Switzerland-based investment company. Mr. Müller-Ineichen served as a Partner with KPMG Switzerland and KPMG Europe LLP where he was the lead partner on audits of national and international banks, security dealers and fund management companies. Mr. Müller-Ineichen began working in the Zurich office of KPMG in June 1995 as a Senior Manager in the audit department focused on the banking and financial services industries and served as a Partner from January 1999 until his retirement in December 2008. Prior to joining KPMG, Mr. Müller-Ineichen progressed through various audit and managerial roles with Switzerland-based financial institutions. Mr. Müller-Ineichen is a Swiss Certified Public Accountant. He completed a commercial and banking business apprenticeship with UBS in 1980. Mr. Müller-Ineichen holds a Business Commerce degree.

Proposal One
Mr. Müller-Ineichen’s past employment experience provides the Board of Directors with accounting expertise, and his experience in the financial services industry provides the Board of Directors with valuable audit and accounting as well as strategic and financial insights. Furthermore, Mr. Müller-Ineichen is financially literate and qualifies as a financial expert as defined by the Nasdaq listing standards and SEC rules. Through his twelve plus years of service on our Board of Directors, Mr. Müller-Ineichen has developed a thorough understanding of our business and industry.
William B. Shepro.  Mr. Shepro was appointed Chief Executive Officer and to the Board of Directors of Altisource in July 2009. Since May 2019, Mr. Shepro has served as Chairman of the Board of Directors. Mr. Shepro previously served as the President and Chief Operating Officer of Ocwen Solutions, a business unit of Ocwen Financial Corporation (“Ocwen”). From 2003 to 2009, he served as President of Global Servicing Solutions, LLC, a joint venture between Ocwen and Merrill Lynch. Mr. Shepro also held the positions of Senior Vice President of Ocwen Recovery Group and Senior Vice President, Director and Senior Manager of Commercial Servicing at Ocwen. He joined Ocwen in 1997. Mr. Shepro also serves on the Boards of certain of Altisource’s subsidiaries and Lenders One, a national alliance of mortgage bankers managed by a subsidiary of Altisource. He holds a Bachelor of Science in Business from Skidmore College and a Juris Doctor from the Florida State University College of Law.
Mr. Shepro’s day-to-day leadership and intimate knowledge of our business and operations provide the Board of Directors with Company-specific experience and expertise. Furthermore, Mr. Shepro’s legal background and operational experience in the financial technology and residential and commercial mortgage servicing and real estate industries provide our Board of Directors with valuable strategic, industry and operational insights and expertise.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR

Board of Directors and Corporate Governance

Meetings of the Board of Directors
The Board of Directors (also referred to herein as the “Board”) plays an active role in overseeing the Company’s business and representing the interests of the Company and its shareholders. Directors generally attend all meetings of the Board of Directors and all meetings of Committees on which they serve. Directors are also consulted for advice and counsel between formal meetings.
Our Board of Directors met ten (10) times and took action pursuant to written consent one (1) time in 2021. During 2021, each of our Directors attended at least seventy-five percent (75%) of Board meetings and meetings of the Committees on which they served during their applicable period of service.
Independence of Directors
Our Corporate Governance Guidelines provide that a majority of our Directors must qualify as independent Directors under the Nasdaq listing standards and applicable law.
Our Board of Directors annually reviews the direct and indirect relationships that the Company has with each Director. The purpose of this review is to determine whether any transactions or relationships are inconsistent with a determination that the Director is independent. Only those Directors who are determined by our Board of Directors to have no material relationship with Altisource are considered independent. This determination is based in part on the analysis of questionnaire responses that follow the independence standards and qualifications established by the Nasdaq and applicable law. The Board of Directors also considers beneficial ownership of our common stock by each of the Directors in its analysis, as set forth under “Security Ownership of Certain Beneficial Owners and Management,” although our Board of Directors generally believes that stock ownership tends to further align a Director’s interests with those of our other shareholders. Please see “Minimum Stock Ownership Requirements” under the Board of Directors Compensation section for additional information.
The Board of Directors has determined that all of our current Directors other than Mr. Shepro are independent under the Nasdaq listing standards. Mr. Shepro is deemed not to be independent because he serves as the Chief Executive Officer of Altisource. The Board of Directors has determined that upon his election, Mr. Aldridge will also qualify as independent.
Executive Sessions of Independent Directors
Our independent Directors met in executive session of the Board of Directors without management four (4) times in 2021.
Board Leadership Structure
Our Corporate Governance Guidelines provide that the Board may appoint a lead independent director unless the Chairman of the Board is an independent director. Mr. Shepro, our Chairman of the Board, is also our Chief Executive Officer, and, as a result, the Board believes that it is in the best interests of the Company and our shareholders to appoint a lead independent director. Mr. Müller-Ineichen currently serves as Lead Independent Director. The lead independent director, among other responsibilities, presides over periodic meetings at which only our independent directors are present, serves as a liaison between the independent directors and the Chairman and Chief Executive Officer, and performs such duties as our Board may otherwise determine from time to time.
The Board of Directors appointed Mr. Shepro as Chairman of the Board in May 2019. Our Board believes that it is appropriate to combine the positions of Chairman and Chief Executive Officer at this time due to Mr. Shepro’s critical role in our strategy, his experience with the Company and its customers, and his longevity with the Company. Mr. Shepro is responsible for the design, in consultation with the Board of Directors, and execution of the Company’s strategic plan. Our Board of Directors believes that he is the appropriate person to serve as its Chairman.

Board of Directors and Corporate Governance
Committees of the Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation Committee, a Compliance Committee, a Nomination/Governance Committee and an Executive Committee. Except as otherwise required by applicable laws or rules, the Committees’ responsibilities and procedures are designed to remain flexible, so that they may be in a position to best react or respond to changing circumstances or conditions. A brief description of each committee is provided below.
Audit Committee.   The Audit Committee of our Board of Directors: (i) oversees the relationship with our independent registered certified public accounting firm and certified auditor; (ii) provides assistance to our Board of Directors with respect to matters involving the accounting, financial reporting and internal control functions; (iii) establishes procedures for the receipt, retention and treatment of complaints and allegations received by the Company relating to the financial reporting process and our system of accounting, internal accounting controls, auditing and federal securities law matters; (iv) reviews and approves transactions in which a “Related Person” (as defined by SEC Regulation S-K and in accordance with the Company’s Related Person Transactions Policy) has a material interest; (v) reviews the scope and results of the annual audit conducted by the independent registered certified public accounting firm, including any significant matters regarding internal controls over financial reporting; and (vi) reviews the Company’s internal audit plan, internal audit budget and risk management report on an annual basis. The Audit Committee is also empowered to retain, at the Company’s expense, such independent counsel or other advisors as it deems necessary in connection with its responsibilities.
The members of the Audit Committee during 2021 were Messrs. Müller-Ineichen, Burg and Morettini, with Mr. Müller-Ineichen serving as the Committee Chair. Mr. Burg resigned as a member of the Audit Committee effective March 1, 2022, upon his resignation from the Board of Directors. Following Mr. Burg’s resignation from the Board and Ms. Hickok’s appointment in March 2022, Ms. Hickok became a member of the Audit Committee. Each member of our Audit Committee is independent as defined in regulations adopted by the SEC and the Nasdaq listing standards. Our Board of Directors has determined that all members of our Audit Committee are financially literate, possess accounting or related financial management experience that results in the individual’s financial sophistication within the meaning of the Nasdaq listing standards, and qualify as audit committee financial experts as that term is defined in SEC rules. Pursuant to the Company’s Corporate Governance Guidelines, no director may serve as a member of the Audit Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee.
Our Audit Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.altisource.com and is available in print to any shareholder who requests it. On an annual basis, the Audit Committee reviews its charter and presents any recommendations for amendments to the Board. The Audit Committee also evaluates its performance under its charter and delivers a report to the Board setting forth the results of its evaluation, including an assessment of the adequacy of its charter. The charter was last reviewed by the Audit Committee in December 2021. The Audit Committee met ten (10) times in 2021. The Audit Committee met in executive session simultaneously with the Company’s internal and external auditors three (3) times, solely with the Company’s internal auditors one (1) time and solely with the Company’s external auditors four (4) times in 2021.
Compensation Committee.   The Compensation Committee of our Board of Directors oversees our compensation and employee benefit plans and practices. Our Compensation Committee also evaluates and makes recommendations to our Board of Directors for compensation and other human resources matters relating to our executive officers. The Compensation Committee reviews and subsequently approves all executive compensation programs, any severance or termination arrangements applicable to executive officers and any equity compensation plans that are not subject to shareholder approval. The Compensation Committee also has the power to review our other compensation plans, including the goals and objectives thereof. The Compensation Committee is responsible for reviewing Director compensation and recommending changes, subject to the approval of our shareholders. The Compensation Committee has the authority to administer awards under our 2009 Equity Incentive Plan.
The Compensation Committee may request that any of our Directors, executive officers, employees or other persons attend its meetings to provide advice, counsel or pertinent information as the Committee requests.

Board of Directors and Corporate Governance
Certain executives are involved in the design and implementation of our executive compensation program. Our Chief Executive Officer generally attends Compensation Committee meetings, except that he is not present during any voting or deliberations related to his own compensation. Mr. Shepro actively participated in performance determinations and compensation discussions for other executive officers, including making recommendations to the Compensation Committee as to the amount and form of compensation. The Compensation Committee exercises its discretion in accepting, rejecting or modifying any such executive compensation recommendations. The Compensation Committee will generally delegate executive compensation matters (other than for Named Executive Officers) to the Chief Executive Officer for execution and, in limited circumstances, further development following approval by the Committee.
In addition, the Compensation Committee has delegated authority to the Chief Executive Officer to approve equity awards of up to 5,000 stock options or 5,000 restricted shares (or similar equity instrument) per employee (other than Named Executive Officers), with an exercise price of up to $50 per share and in an aggregate amount of up to 75,000 stock options or restricted shares (or similar equity instrument) per calendar year. Awards approved by the Chief Executive Officer pursuant to this delegation are reported to the Compensation Committee on a regular basis.
The Compensation Committee is also empowered to retain independent compensation consultants, counsel or other advisors as it deems necessary in connection with its responsibilities at the Company’s expense. In determining whether a compensation consultant, counsel or other advisor is independent, the Compensation Committee considers all factors set forth in SEC rules and the Nasdaq listing standards with respect to advisor independence, as well as any other factors the Compensation Committee deems relevant.
The members of the Compensation Committee during 2021 were Messrs. Burg, Morettini and Müller-Ineichen, with Mr. Burg serving as the Committee Chair until his resignation as a member of the Compensation Committee effective March 1, 2022, upon his resignation from the Board of Directors. Following Mr. Burg’s resignation from the Board and Ms. Hickok’s appointment in March 2022, Ms. Hickok became a member and the Chair of the Compensation Committee.
Each member of the Compensation Committee is independent as defined by the Nasdaq listing standards, as revised in 2013. While we have no specific qualification requirements for members of the Compensation Committee, our members have knowledge and experience regarding compensation matters as developed through their respective business experience in both management and advisory roles, including general business management, executive compensation and employee benefits experience. We believe that their collective achievements and knowledge provide us with extensive diversity in experience, culture and viewpoints.
Our Compensation Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.altisource.com and is available in print to any shareholder who requests it. On an annual basis, the Compensation Committee reviews its charter and presents any recommendations for amendments to the Board. The Compensation Committee also evaluates its performance under its charter and delivers a report to the Board setting forth the results of its evaluation, including an assessment of the adequacy of its charter. The charter was last reviewed by the Compensation Committee in December 2021. The Compensation Committee met six (6) times and took action pursuant to written consent one (1) time in 2021.
Compliance Committee.   The Compliance Committee of our Board of Directors assists the Board of Directors with developing, monitoring and evaluating the Company’s compliance function, including its compliance management system, and the Company’s compliance with applicable laws, rules and regulations governing its businesses. The Compliance Committee performs such other duties as may be prescribed pursuant to its charter. The members of the Compliance Committee for 2021 were Messrs. Burg, Morettini and Müller-Ineichen, with Mr. Morettini serving as the Committee Chair. Mr. Burg resigned as a member of the Compliance Committee effective March 1, 2022, upon his resignation from the Board of Directors.
Our Compliance Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.altisource.com and is available in print to any shareholder who requests it. On an annual basis, the Compliance Committee reviews its charter and presents any recommendations for amendments to the Board. The Compliance Committee also evaluates its performance under its charter and delivers a report to the Board setting forth the results of its evaluation, including an assessment of the adequacy

Board of Directors and Corporate Governance
of its charter. The charter was last reviewed by the Compliance Committee in December 2021. The Compliance Committee met four (4) times in 2021.
Nomination/Governance Committee.   The Nomination/Governance Committee of our Board of Directors makes recommendations to the Board of individuals qualified to serve as Directors and committee members for our Board of Directors, advises the Board with respect to Board composition, procedures and committees, develops and presents our Board of Directors with a set of corporate governance guidelines and oversees the evaluation of our Board of Directors. The Nomination/Governance Committee may retain, at the Company’s expense, such independent counsel or other advisors as it deems necessary.
The members of the Nomination/Governance Committee during 2021 were Messrs. Burg, Morettini and Müller-Ineichen, with Mr. Morettini serving as the Committee Chair. Mr. Burg resigned as a member of the Nomination/Governance Committee effective March 1, 2022, upon his resignation from the Board of Directors. Each member of the Nomination/Governance Committee is independent as defined by the Nasdaq listing standards.
Our Nomination/Governance Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.altisource.com and is available in print to any shareholder who requests it. On an annual basis, the Nomination/Governance Committee reviews its charter and presents any recommendations for amendments to the Board. The Nomination/Governance Committee also evaluates its performance under its charter and delivers a report to the Board setting forth the results of its evaluation, including an assessment of the adequacy of its charter. The charter was last reviewed by the Nomination/Governance Committee in December 2021. The Nomination/Governance Committee met four (4) times in 2021.
The Nomination/Governance Committee regularly assesses the appropriate size of the Board of Directors and whether any vacancies on the Board are anticipated. The Nomination/Governance Committee then identifies various potential candidates for Director. Candidates may come to the attention of the Nomination/Governance Committee through current members of the Board of Directors, professional search firms, shareholders or industry sources.
When recommending nominees to the Board, the Nomination/Governance Committee considers candidates based on merit, against objective criteria relating to the candidate’s knowledge, experience, skills and expertise, with due regard for the benefits of diversity on the Board of Directors. In considering diversity, the Nomination/Governance Committee considers differences that relate to gender, age, ethnicity, race, national origin, cultural background, disability, religion and other relevant personal distinctions. The Nomination/Governance Committee assesses the effectiveness of our Board Diversity policy as part of its annual review of the composition of our Board of Directors and considers the results of this assessment when evaluating director nominees. Our Board Diversity Policy is available on our website at www.altisource.com.
In evaluating a particular candidate, the Nomination/Governance Committee will also consider factors other than the candidate’s qualifications and background, including: (i) the current composition of the Board of Directors and the interplay of the candidate’s experience with the backgrounds of the current members of our Board of Directors; (ii) whether the candidate meets the independence standards set forth under applicable laws, regulations and the Nasdaq listing standards; (iii) the balance of management and independent Directors; (iv) the need for Audit Committee expertise; and (v) the evaluation of other prospective nominees.
In connection with this evaluation, one or more members of the Nomination/Governance Committee, and others as appropriate, will interview prospective nominees. After completing the evaluation and interviews, the Nomination/Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors. The Board of Directors determines whether the candidates will be nominated and presented to the shareholders for election, after considering the recommendation and report of the Nomination/Governance Committee.
The Nomination/Governance Committee considers director candidates recommended by shareholders. If you want to recommend persons for consideration by our Nomination/Governance Committee as nominees for election to our Board of Directors, you can do so by writing to our Corporate Secretary at Altisource Portfolio Solutions S.A., 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg. Should you recommend a qualified candidate for Director, our Nomination/Governance Committee would evaluate such candidate in the same manner that it evaluates any other candidate. You should provide each proposed

Board of Directors and Corporate Governance
nominee’s name, biographical data, qualifications and expertise. Your recommendation should also include a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a Director. Any recommendation that a shareholder desires to have included in our proxy materials for consideration at our 2023 annual meeting of shareholders must be received at our registered office no later than December 5, 2022. Please see the “Shareholder Rights” and “Shareholder Proposals” sections for additional information regarding shareholder proposals.
Our Nomination/Governance Committee addressed the subject of Board diversity in several meetings during the course of the year and undertook efforts to recruit a diverse director candidate with relevant experience in the mortgage industry. At the recommendation of the Nomination/Governance Committee, in March 2022, the Board of Directors appointed Mary C. Hickok to fill the vacant director position created by the resignation of Scott Burg from our Board.
Executive Committee.   Our Executive Committee generally acts on behalf of our Board of Directors during the intervals between meetings of our Board of Directors and otherwise assists the Board in handling matters that, in the opinion of the Chairman of the Board, should not be postponed until the next scheduled meeting of the Board. The members of our Executive Committee during 2021 were Messrs. Shepro and Müller-Ineichen, with Mr. Müller-Ineichen serving as the Committee Chair.
Our Executive Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.altisource.com and is available in print to any shareholder who requests it. On an annual basis, the Executive Committee reviews and approves its charter and presents any recommendations for amendments to the Board. The Executive Committee also evaluates its performance under its charter and delivers a report to the Board setting forth the results of its evaluation, provided that such performance evaluation shall not be necessary where minimal action was taken during the year. The charter was last reviewed by the Executive Committee in December 2021. The Executive Committee did not meet and took no action pursuant to written consent in 2021.
Corporate Governance Guidelines
The Corporate Governance Guidelines adopted by our Board of Directors provide guidelines for effective corporate governance and to promote the effective functioning of the Board and its Committees. The Corporate Governance Guidelines cover topics such as Director qualification standards, Board of Directors and committee composition, Director responsibilities, minimum stock ownership requirements for our non-management Directors and our Chief Executive Officer, anti-hedging and anti-pledging policies, Director access to management and independent advisors, Director compensation, Director orientation and continuing education, management succession and annual performance reviews of the Board of Directors.
Our Nomination/Governance Committee reviews our Corporate Governance Guidelines at least once a year and, if necessary, recommends changes to the Corporate Governance Guidelines to our Board of Directors. Our Corporate Governance Guidelines were last reviewed by the Nomination/Governance Committee in December 2021. Our Corporate Governance Guidelines are available on our website at www.altisource.com.
Shareholder Rights
We are committed to governance policies and practices that serve the interests of the Company and its shareholders in accordance with Luxembourg law. The following is a summary of our policies and practices that provide rights to our shareholders:
•
Majority Voting:   Directors are elected by the majority of votes cast

•
Annual Elections:   All Directors are elected annually. Altisource does not have a staggered board

•
Shareholder Proposals:   Shareholders representing individually or jointly at least ten percent (10%) of the Company’s share capital may nominate candidates for election to the Altisource Board of Directors and make other proposals for inclusion in the proxy statement, subject to completing certain formalities. Please see the “Shareholder Proposals” section for additional information

•
Shareholder Meetings:   A meeting of shareholders may be called at any time by the holders of at least ten percent (10%) of our share capital

Board of Directors and Corporate Governance
•
No Shareholder Rights Plan:   Altisource does not maintain a shareholder rights plan (sometimes called a “poison pill”)

The Board of Directors and its Committees monitor developments in governance best practices to assure that the Board continues to meet its commitment to represent shareholder interests.
Shareholder Engagement
Engagement with our shareholders helps us gain useful feedback on a wide variety of relevant topics, which may include corporate governance, compensation practices, Board diversity, capital structure, business performance and the strategy of the Company. If such feedback is received, it is shared regularly with the Company’s management and the Board and may be considered in setting the governance practices and strategic direction for the Company. Shareholder feedback may also help us to better tailor the public information we provide to address the interests and inquiries of our shareholders and other interested parties.
Altisource from time to time interacts and communicates with shareholders in a number of forums, including quarterly earnings presentations, SEC filings, investor conferences and meetings and press releases. In furtherance of the Company’s commitment to constructive communication and engagement with shareholders, the Company’s policy regarding communications by shareholders and other interested parties with the Board of Directors is designed to promote effective engagement with shareholders and clearly outline the parameters for such engagement.
Shareholders who wish to contact our Board of Directors or any individual Director regarding Altisource may do so by mail addressed to our Corporate Secretary at Altisource Portfolio Solutions S.A., 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg or by email to the Office of the Corporate Secretary at corporate.secretary@altisource.lu. Relevant communications received in writing are distributed to our Board of Directors or to individual Directors, as appropriate, depending on the facts and circumstances outlined in the communication received.
Code of Ethics
We have a Code of Business Conduct and Ethics that applies to our Directors, officers and employees as required by the Nasdaq listing standards. We also have a Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer and the members of the Chief Financial Officer’s financial leadership team. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are available on our website at www.altisource.com. On an annual basis, the Board of Directors reviews and approves the Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers. The Code of Business Conduct and Ethics was last reviewed by the Board of Directors in December 2021 and the Code of Ethics for Senior Financial Officers was last reviewed by the Board of Directors in December 2021. Any amendments to the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers, as well as any waivers that are required to be disclosed under SEC rules or the Nasdaq listing standards, must be approved by our Board of Directors or the Audit Committee and will be posted on our website at www.altisource.com or otherwise disclosed in accordance with such rules.
Risk Management and Oversight Process
Our Board of Directors and its Committees play a key role in the oversight of the Company’s risk management.
Through regular reviews with management and internal and external auditors, the Board of Directors and the Audit Committee monitor Altisource’s enterprise risks, including credit risk, liquidity risk, operational risk and legal and regulatory risk. In its periodic meetings with internal and external auditors, the Audit Committee discusses the scope and plan for the internal audit department and, in conjunction with management, considers whether accounting and financial controls are aligned with business risks. In its periodic meetings with the external auditors, the Audit Committee reviews the external audit scope, the external auditors’ responsibilities and independence under the Standards of the Public Company Accounting Oversight Board (“PCAOB”), accounting policies and practices and other required communications.
Our Audit Committee annually performs, and reports to the Board of Directors on, an enterprise risk assessment with management to review the principal risks that could adversely affect our business, and to monitor the

Board of Directors and Corporate Governance
steps management is taking to map and mitigate these risks. This enterprise risk assessment reviews: (i) operational risks; (ii) financial risks; (iii) legal and regulatory compliance risks; (iv) reputational risks; (v) technology risks; (vi) privacy risks; (vii) data security (including cybersecurity) risks; (viii) strategic risks; and (ix) other risks that could adversely affect our business.
Our Board of Directors and Compliance Committee monitor the overall compliance function, including the compliance management system, and compliance with legal and regulatory requirements and related risks, through regular reviews with management. At least quarterly, our Compliance Committee reviews and discusses with management the Company’s compliance with legal and regulatory requirements and compliance programs.
In addition, working closely with management, our Nomination/Governance Committee assists our Board of Directors in monitoring the Company’s governance and succession risks, and our Compensation Committee assists our Board of Directors in monitoring the Company’s compensation policies and related risks.
The role of our Board of Directors in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of management having responsibility for assessing and managing the Company’s risk exposure, and the Board of Directors and its Committees providing oversight of the management of these risks.
Hedging
Our Corporate Governance Guidelines prohibit our executive officers from pledging or otherwise encumbering shares of the Company’s common stock as collateral for indebtedness and from entering into any transaction that is designed to hedge or offset any decrease in the market value of the Company’s common stock. We also maintain a Management Directive (Management Directive No. 5: Prevention of Insider Trading and Other Prohibitions) detailing our trading window period policy and our insider trading policy, which contains similar prohibitions.
Corporate Responsibility, Sustainability and Human Rights
Altisource’s Corporate Responsibility Management Committee oversees the policies, procedures and strategies regarding corporate responsibility, sustainability and environment. The Committee typically meets quarterly and includes our Chief Legal and Compliance Officer, Chief Financial Officer and other key operational executives. Our Board of Directors oversees the Corporate Responsibility Management Committee and receives regular updates on the effectiveness of our corporate responsibility initiatives.
At the recommendation of the Corporate Responsibility Management Committee, in December 2021, the Board of Directors established a target of reducing our greenhouse gas emissions by 25% compared to 2019, the last year we were fully operational in our offices.

Board of Directors Compensation

Compensation Arrangements for Non-Management Directors
Altisource’s director compensation program is designed to attract and retain highly qualified non-management directors. Our Compensation Committee believes that compensation for non-management directors should consist of both equity and cash to compensate members for their service on the Board of Directors and its committees and to align their interests with our shareholders.
In line with our philosophy that the interests of our Directors should align with the interests of our shareholders, and to encourage active membership, non-management Directors who attend at least seventy-five percent (75%) of all meetings of the Board of Directors and Committees on which they serve are entitled to receive an award of shares of our common stock at the end of the applicable service year based on an award value periodically approved by our shareholders. We determine the number of shares to be granted by dividing the award value by the average of the high and low prices of our common stock as reported on the Nasdaq Global Select Market on the first day of the service year.
For the 2020 to 2021 service year, each of our non-management Directors who attended at least seventy-five percent (75%) of all meetings of the Board of Directors and Committees on which they served received 12,786 shares of our common stock at the end of the service year, based on an award value of $120,000 divided by the average of the high and low prices of the common stock as reported on the Nasdaq Global Select Market on May 20, 2020 (the first day of the 2020 to 2021 service year).
For the 2021 to 2022 service year, our non-management Directors who attend at least seventy-five percent (75%) of all meetings of the Board and Committees on which they serve will receive 17,180 shares of common stock at the end of the service year, based on an award value of $120,000, divided by the average of the high and low prices of the common stock as reported on the Nasdaq Global Select Market on May 19, 2021 (the first day of the 2021 to 2022 service year). Since Mr. Burg attended all of the meetings for the 2021 to 2022 service year while he served on the Board, he will receive 13,462 shares of common stock, based on a prorated award value of $94,030. Because Ms. Hickok has attended all of the meetings since her election to the Board, she will receive 3,718 shares of common stock, based on a prorated award value of $25,970.
In addition, in line with our philosophy that the interests of our Directors should be aligned with those of our shareholders, new non-management Directors are granted a one-time award of 500 restricted shares of common stock, which are scheduled to vest in four (4) equal installments, with the initial portion vesting on the date of the annual meeting following the award and vesting continuing on the dates of the next three (3) annual meetings.
As approved by our shareholders at our 2016 annual meeting of shareholders, each non-management member of our Board of Directors also receives the following annual cash compensation, in quarterly installments:
•
a retainer of $54,000;

•
an additional $100,000 to the Chairman of the Board of Directors, if not a member of the Company’s management(1);

•
an additional $25,000 to the Audit Committee Chair;

•
an additional $17,500 to the Compliance Committee Chair;

•
an additional $15,000 to the Compensation Committee Chair;

•
an additional $12,500 to the Nomination/Governance Committee Chair;

•
an additional $10,000 to all Audit Committee members (other than the Audit Committee Chair);

•
an additional $10,000 to all Compliance Committee members (other than the Compliance Committee Chair);

•
an additional $7,500 to all Compensation Committee members (other than the Compensation Committee Chair); and

(1)
As a management Director, our current Chairman of the Board does not receive an annual retainer or any other additional compensation for his service on the Board of Directors

Board of Directors Compensation
•
an additional $5,000 to all Nomination/Governance Committee members (other than the Nomination/ Governance Committee Chair).

The Company also pays or reimburses our Directors for their reasonable travel, lodging, food and other expenses related to their attendance at Board, Committee or shareholder meetings or other corporate functions. In response to the impacts of the COVID-19 pandemic, in April 2020 the cash compensation of the independent members of the Board was reduced by 50% for six months; in October 2020, the cash compensation of the independent members of the Board was adjusted to 80% of the pre-reduction cash compensation. Effective December 2021, the cash compensation of the independent members of the Board was adjusted to 100% of the applicable pre-reduction cash compensation.
Certain Directors are also required to file Luxembourg tax returns in connection with the compensation that they receive as Directors of Altisource. In connection with this requirement, as approved by our shareholders at the 2018 Annual Meeting, the Company pays for tax preparation services for any Luxembourg tax returns that must be filed by non-resident Directors as a result of their membership on the Board of Directors of Altisource.
Non-Management Director Compensation for 2021
The following table summarizes: (i) cash compensation earned in 2021 by each non-management member of our Board of Directors who served as a Director during 2021; (ii) stock awards made to our non-management Directors in 2021 for their service in the 2020 to 2021 service year; and (iii) any other compensation received in 2021. Mr. Shepro, as a member of the Company’s management, does not receive an annual retainer or any other additional compensation for his service on the Board of Directors.
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation	Total
Scott E. Burg(3)	$76,767	$84,631	—	$161,398
Joseph L. Morettini	$82,892	$84,631	—	$167,523
Roland Müller-Ineichen(4)	$82,892	$83,812	—	$166,704

(1)
Cash compensation for our non-management directors is established on a “service year” basis running from one annual meeting of shareholders to the next annual meeting of shareholders and is paid in equal installments at the end of each quarter during which the non-management director served as a member of our Board of Directors. Director compensation may be prorated for a Director serving less than a full one (1) year term, as in the case of a Director joining the Board of Directors after an annual meeting of shareholders but during the service year. This table shows the amounts earned for service in 2021, including amounts earned for service in the fourth quarter of 2021 and paid in the first quarter of 2022.

(2)
Non-management Directors who attended at least seventy-five percent (75%) of all meetings of the Board of Directors and Committees on which they served for the 2020 to 2021 service year were entitled to receive an award of Altisource common stock at the end of such service year. The number of shares of common stock was determined by dividing $120,000 by the average of the high and low prices of the common stock as reported on the Nasdaq Global Select Market on the first day of the service year. This table shows the aggregate award date fair value of such shares on the date awarded in May 2021.

(3)
On the date of his initial election to our Board of Directors, Mr. Burg received a one-time grant of 500 shares of common stock. This award was scheduled to vest in four (4) equal installments beginning on the date of the 2019 annual meeting of shareholders and the final installment vesting on the date of the 2022 annual meeting of shareholders, subject to Mr. Burg’s continued service on the Board. Due to Mr. Burg’s resignation from the Board of Directors on March 1, 2022, the final installment will not vest. All cash compensation related to Mr. Burg’s service as a Director was paid to STS Master Fund, Ltd.

(4)
Mr. Müller-Ineichen’s cash compensation was paid in euros, using the following exchange rates that were in effect on the 15th day of the last month of the quarter for which the payment was made: for the first quarter 2021, an exchange rate of 0.83794 euros to the U.S. dollar; for the second quarter 2021, an exchange rate of 0.82474 euros to the U.S. dollar; for the third quarter 2021, an exchange rate of 0.84642 euros to the U.S. dollar and for the fourth quarter, an exchange rate of 0.88735 euros to the U.S. dollar. The cash amounts reported herein are the U.S. dollar amounts prior to conversion to euros.

Board of Directors Compensation
Minimum Stock Ownership Requirements
To further align our non-management Directors’ interests with those of our shareholders, our Board of Directors has adopted minimum stock ownership requirements for non-management Directors. Pursuant to these ownership requirements, each non-management Director is required to attain and maintain stock ownership at a level equal to three times his or her annual cash retainer. The minimum number of shares is determined as of the date of such person’s initial election as a non-management director, or if elected prior to the policy’s adoption, the date when he or she first became subject to this policy. Each non-management Director has two years from the effective date of his or her initial election or from the date on which he or she first becomes subject to the policy, whichever is later, to comply with these requirements. The minimum stock ownership level will not change as a result of fluctuations in the market price of the Company’s common stock. Incremental increases in the level of required stock ownership will be determined as of the effective date of any increase in the annual cash retainer paid to non-management Directors. Each of our Directors either currently meets the applicable minimum stock ownership requirements or is expected to come into compliance with these requirements within the period noted above. The minimum stock ownership requirements for our non-management Directors and our Chief Executive Officer are set forth in our Corporate Governance Guidelines, which are available on our website at www.altisource.com.

Executive Officers Who Are Not Directors

The following table sets forth certain information with respect to each person who served as one of our executive officers in 2021 but did not serve on our Board of Directors. Our executive officers are determined annually by our Board of Directors and generally serve at the discretion of our Board of Directors. None of our Directors or executive officers is related to any other Director or executive officer of Altisource by blood, marriage or adoption. The below named executive officers together with William B. Shepro and Marcello Mastioni are referred to in this document as the “Named Executive Officers”.
Name	Age(1)	Position
Michelle D. Esterman	49	Chief Financial Officer
Gregory J. Ritts	53	Chief Legal and Compliance Officer

(1)
As of March 25, 2022

The principal occupation for the last five (5) years, as well as certain other biographical information, for each of our current executive officers who is not a Director is set forth below.
Michelle D. Esterman.  Ms. Esterman has served as Chief Financial Officer of Altisource since August 2018. She also served as Chief Financial Officer of Altisource from March 2012 to October 2017 and as Executive Vice President, Finance of Altisource from October 2017 to August 2018. Before joining Altisource in March 2012, she served as Senior Manager, Audit & Enterprise Risk Services for Deloitte & Touche LLP (“Deloitte”) since 2003, including a two-year rotation with Deloitte Touche Tohmatsu, and in various roles for Deloitte from 1996 to 2003. Ms. Esterman began her career with Georgia Pacific Corporation in 1994 and is a Certified Public Accountant (Florida). She holds a Bachelor of Business Administration with a concentration in Accounting and a Master of Accountancy with a concentration in Tax from the University of North Florida.
Gregory J. Ritts.  Mr. Ritts has served as Chief Legal and Compliance Officer of Altisource since February 2018 and has served as General Counsel since joining Altisource in October 2014. Before joining Altisource, he served as Senior Vice President, Deputy General Counsel of Publicis Groupe, an advertising and communications group, beginning in June 2010. Mr. Ritts also served as Global Vice President of Business Affairs and Corporate Development at Razorfish LLC, and held various senior legal positions with aQuantive, Inc. and Microsoft Corporation. Mr. Ritts began his career with the law firms of Nixon Peabody and Perkins Coie as an associate attorney. He holds a Bachelor of Arts from Miami University and a Juris Doctor from the University of Michigan Law School.

Security Ownership of Certain Beneficial Owners and Management

Beneficial Ownership of Common Stock
The following table sets forth certain information regarding the beneficial ownership of our common stock by:
•
all persons known by Altisource to beneficially own five percent (5%) or more of the outstanding common stock;

•
each Director and Named Executive Officer of Altisource; and

•
all Directors and current executive officers of Altisource as a group.

The table is based upon information supplied to us by Directors, executive officers and principal shareholders and filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is based on an aggregate of 16,057,359 shares issued and outstanding as of March 25, 2022. Unless otherwise indicated in the footnotes below, the information is provided as of the record date, March 25, 2022.
Unless otherwise noted, the address for contacting the Directors and Named Executive Officers listed below is: Altisource Portfolio Solutions S.A., 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg.
Shares Beneficially Owned(1)
Name of Beneficial Owner:	Amount	Percent
William C. Erbey(2)	6,000,709	37.37%
Deer Park Road Management Company, LP(3)	3,758,801	23.41%
Directors and Named Executive Officers:
Scott E. Burg(3)	3,758,801	23.41%
William B. Shepro(4)	764,467	4.76%
Michelle D. Esterman(5)	95,355	*
Gregory J. Ritts(6)	62,405	*
Roland Müller-Ineichen	51,787	*
Joseph L. Morettini	28,554	*
All Directors and Executive Officers as a Group (6 persons)	4,761,369	29.65%

*
Less than one percent (1%)

(1)
For purposes of this table, an individual is considered the beneficial owner of shares of common stock if he or she directly or indirectly has, or shares, voting power or investment power, as defined in the rules promulgated under the Exchange Act, or has the right to acquire such beneficial ownership within 60 days after March 25, 2022. Therefore, the table includes options to purchase of our common stock that are currently exercisable or will become exercisable within such 60-day period and restricted shares and restricted share units (“RSUs”) that vest within 60 days. It does not include restricted shares that do not vest within such 60-day period and under which the holder has no voting rights until vested. With respect to shares, unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares. In accordance with Company policy, no shares have been pledged as security for indebtedness by the Named Executive Officers or Directors.

(2)
Based on information contained in a Schedule 13D/A filed with the SEC on May 21, 2021, Mr. Erbey’s holdings consist of 5,452,489 shares held by Salt Pond Holdings, LLC (“Salt Pond”), a United States Virgin Islands limited liability company, of which the members are the Christiansted Trust (as defined below), the Frederiksted Trust (as defined below) and Erbey Holding Corporation (as defined below); the Christiansted Trust, a United States Virgin Islands trust, of which Mr. Erbey, John Erbey (Mr. Erbey’s brother), Mrs. Erbey and Salt Pond are co-trustees (the “Christiansted Trust”); the Frederiksted Trust, a United States Virgin Islands trust, of which Mr. Erbey, John Erbey and Salt Pond are co-trustees (the “Frederiksted Trust”); and Erbey Holding Corporation, Inc. (“Erbey Holding Corporation”), a Delaware corporation, wholly-owned by Carisma Trust, a Nevada trust, the trustee of which is Venia, LLC, a Nevada limited liability company; and

Security Ownership of Certain Beneficial Owners and Management
548,220 shares of common stock held by Mrs. Erbey. Mr. and Mrs. Erbey’s business address is P.O. Box 25437, Christiansted, United States Virgin Islands 00824.
(3)
Based on information contained in a Form 13F filed with the SEC on February 14, 2022 by Deer Park Road Management Company, LP (“Deer Park”), a limited partnership, on behalf of itself and Deer Park Road Management GP, LLC, Deer Park Road Corporation, Michael David Craig-Scheckman, AgateCreek LLC and Scott Edward Burg (collectively, the “Deer Park Reporting Persons”), Deer Park’s holdings consist of 3,758,801 shares held for the account of STS Master Fund, Ltd., of which the Deer Park Reporting Persons share voting and dispositive power. Deer Park serves as investment adviser to STS Master Fund, Ltd., an exempted company organized under the laws of the Cayman Islands. The total share amount of 3,758,801 listed for Mr. Burg in the table includes the 3,758,801 shares beneficially owned by Deer Park Road Management Company, LP. The business address of the Deer Park Reporting Persons is 1195 Bangtail Way, Steamboat Springs, Colorado 80487.

(4)
Consists of options to purchase 202,400 shares exercisable on or within 60 days after March 25, 2022 and 562,067 shares held by the William B. Shepro Revocable Trust (as to which Mr. and Mrs. Shepro share voting and dispositive power).

(5)
Consists of options to purchase 45,138 shares exercisable on or within 60 days after March 25, 2022 and 50,217 shares held jointly by Ms. Esterman and her spouse, Gregory F. Esterman.

(6)
Consists of options to purchase 31,432 shares exercisable on or within 60 days after March 25, 2022 and 30,973 shares held directly by Mr. Ritts.

Equity Compensation Plan Information
The following table sets forth information as of the end of the most recently completed fiscal year with respect to compensation plans under which our equity securities are authorized for issuance.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	687,339	$27.99	2,882,182
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, Directors and persons who own more than ten percent (10%) of our common stock to file reports of ownership and changes in ownership with the SEC. Executive officers, Directors and greater than ten percent (10%) shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based upon the Company’s review of Section 16(a) reports, the Company believes that all Section 16(a) filing requirements applicable to such reporting persons were complied with in 2021.

Executive Compensation

Summary Compensation Table
This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.
For the year ended December 31, 2021, our named executive officers were the following individuals:
•
William B. Shepro, Chief Executive Officer

•
Michelle D. Esterman, Chief Financial Officer

•
Marcello Mastioni, former Chief Operating Officer (Mr. Mastioni’s employment with the Company ended in May 2021)

•
Gregory J. Ritts, Chief Legal and Compliance Officer

The following table discloses compensation of our Named Executive Officers for fiscal years 2020 and 2021.
Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
William B. Shepro Chief Executive Officer	2020	$669,432	—	$1,797,814	—	$356,401	$2,823,646
	2021	$591,830(5)	—	$465,961	$619,037	$484,845(6)	$2,161,673
Michelle D. Esterman Chief Financial Officer	2020	$380,827	—	$687,026	—	—	$1,067,853
	2021	$382,814(7)	—	$241,066	$140,383	—	$764,263
Marcello Mastioni Former Chief Operating Officer	2020	$514,507	—	$822,190	—	$84,361	$1,421,059
	2021	$254,685(8)	—	$92,932	—	$661,903(9)	$1,009,520
Gregory J. Ritts Chief Legal and Compliance	2020	$457,677	$671,834	$562,622	—	$104,841	$796,974
	2021	$460,537(10)	—	$158,134	$123,968	$85,811(11)	$828,450

(1)
Represents amounts earned in corresponding year.

(2)
Represents the grant date fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 of the restricted share awards granted during each year presented. The value was determined by using the grant date fair value per award multiplied by the shares or RSUs granted, as per the grant date.

(3)
Consists of the cash portion of annual incentive compensation related to performance in the year indicated and awarded in the first quarter of the following year.

(4)
Consists of payments made to each Named Executive Officer or on their behalf pursuant to their respective employment agreements and relocation/expatriate plans, as detailed in the applicable footnotes.

(5)
Mr. Shepro’s base salary is set in U.S. dollars and paid in euros. His base salary was converted to euros using an exchange rate of 0.83 euros to the U.S. dollar in accordance with his employment agreement. The base salary reported on the table above is the U.S. dollar base salary prior to conversion to euros. In response to the anticipated impact to the Company’s revenue and cash flow from government and servicer measures to assist borrowers in response to the COVID-19 pandemic, Mr. Shepro agreed to forgo 40% of his base salary effective March 1, 2021; his base salary was reinstated effective December 1, 2021.

(6)
Includes a housing allowance, personal use of a company car, an education allowance, a goods and services allowance, a travel allowance, medical benefits, $126,624 for income tax normalization and $218,826 tax gross-up payments on perquisites. Mr. Shepro’s other compensation includes benefits paid in euros and, for purposes of the table, is converted into U.S. dollars based on the OANDA one-year average exchange rate ending on December 31, 2021 of 0.8457 euros to the U.S. dollar. In response to the anticipated impact to the Company’s revenue and cash flow from government and servicer measures to assist borrowers in response to the COVID-19 pandemic, Mr. Shepro agreed to waive on a permanent basis his housing allowance, effective March 1, 2021, and the use of one company-leased vehicle effective June 1, 2021.

Executive Compensation
(7)
In response to the anticipated impact to the Company’s revenue and cash flow from government and servicer measures to assist borrowers in response to the COVID-19 pandemic, Ms. Esterman agreed to forgo 15% of her base salary effective March 1, 2021; her base salary was reinstated effective December 1, 2021.

(8)
Mr. Mastioni’s base salary was set in euros and paid in euros. For purposes of the table, Mr. Mastioni’s base salary is converted into U.S. dollars based on the OANDA one-year average exchange rate ending on December 31, 2021 of 0.8457 euros to the U.S. dollar. Mr. Mastioni’s employment with the Company ended in May 2021.

(9)
Includes a housing allowance, personal use of a company car, a goods and services allowance, a relocation bonus, unused leave balance and $596,338 for minimum guaranteed compensation upon termination of employment. Mr. Mastioni’s compensation was paid in euros and, for purposes of the table, is converted into U.S. dollars based on the OANDA one-year average exchange rate ending on December 31, 2021 of 0.8457 euros to the U.S. dollar.

(10)
Mr. Ritts’ base salary is set in U.S. dollars and paid in euros. His base salary was converted to euros using an exchange rate of 0.83 euros to the U.S. dollar in accordance with his employment agreement. The number reported on the table above is the U.S. dollar base salary applicable for the period prior to conversion to euros.

(11)
Includes a travel allowance, $28,380 for housing allowance, $28,213 for medical benefits and $25,218 tax gross-up payments made on perquisites. Mr. Ritts’ other compensation includes benefits paid in euros and, for purposes of the table, is converted into U.S. dollars based on the OANDA one-year average exchange rate ending on December 31, 2021 of 0.8457 euros to the U.S. dollar.

Narrative Disclosure to Summary Compensation Table
For the year ended December 31, 2021, the compensation program for our Named Executive Officers consisted of base salary, annual incentive compensation, equity awards, other benefits, as well as certain relocation and foreign living allowances for the Luxembourg-based Named Executive Officers.
Base Salary
The Compensation Committee sets the base salary for our Chief Executive Officer and approves the base salaries for all other Named Executive Officers.
Base salaries are reviewed periodically, and adjustments may be made based on market information, internal review of the Named Executive Officer’s compensation in relation to other executives, individual performance and corporate performance. Salary levels are also considered upon a relocation, a promotion or other change in job responsibility. In addition, compensation of the Luxembourg-based Named Executive Officers may be subject to inflationary adjustments from time to time as required by applicable Luxembourg law.
Base salaries for our Named Executive Officers are set in U.S. dollars and paid in euros (other than for Ms. Esterman, who resides in the U.S. and Mr. Mastioni, whose salary was set and paid in euros).
In response to the anticipated impact to the Company’s revenue and cash flow from government and servicer measures to assist borrowers in response to the COVID-19 pandemic, Mr. Shepro agreed to forgo 40% of his base salary, and Ms. Esterman 15% of her base salary, effective March 1, 2021; their base salaries were reinstated effective as of December 1, 2021.
Annual Incentive Compensation
The amounts reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table reflect the cash portion of the bonuses earned by the Named Executive Officers under the annual incentive plan for the fiscal year ended December 31, 2021. Mr. Mastioni was not eligible to receive a payment pursuant to this plan because his employment with us ended in May 2021.

Executive Compensation
For the year ended December 31, 2021, Mr. Shepro, Ms. Esterman and Mr. Ritts had the following target annual bonus amounts: Mr. Shepro—$1,267,900, Ms. Esterman—$280,000, and Mr. Ritts—$246,000. The performance metrics for the annual bonus for the year ended December 31, 2021 consisted of: (i) a service revenue goal; (ii) an adjusted EBITDA goal; and (iii) a goal related to support function costs for Ms. Esterman and Mr. Ritts.
In the first quarter of 2021, the Compensation Committee approved a revised payout methodology for our Named Executive Officers’ 2021 annual incentive awards, with 40% of the award to be paid in RSUs and 60% to be paid in cash, with the actual percentage of RSUs and cash to be determined at the discretion of the Board of Directors. The number of RSUs to be awarded was based on the average closing price of 30 trading days preceding the date of grant. In March 2022, the Board of Directors determined that the 2021 annual incentive award would be paid 50% in RSUs and 50% in cash. The table below summarizes the cash component of the annual bonus that was included in the Summary Compensation Table for 2021.
	Target Annual Bonus	Overall Attainment Percentage	Actual Cash Bonus Amount (50% of Awarded Bonus)
William B. Shepro	$1,267,900	97.6%	$619,037
Michelle D. Esterman	$280,000	100.3%	$140,383
Gregory J. Ritts	$246,000	100.8%	$123,968

Executive Compensation
Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding outstanding equity awards as of December 31, 2021 for the individuals named in the Summary Compensation Table.
	Option Awards					Stock Awards(6)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(2)	Option Exercise Price(3)	Option Expiration Date	Number of Securities That Have Not Vested(4)	Market Value of Securities That Have Not Vested	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Shares(5)	Market Value of Unearned Shares That Have Not Vested
William B. Shepro	52,400	—	—	$18.79	4/15/2025	—	—	—	—
	150,000	50,000(7)	—	$24.82	2/12/2028	—	—	—	—
	—	—	—	—	—	—	—	24,548(8)	$275,429
	—	—	—	—	—	—	—	8,183(9)	$91,813
	—	—	—	—	—	8,763(10)	$98,321	—	—
	—	—	—	—	—	—	—	21,920(11)	$245,942
	—	—	—	—	—	—	—	32,880(12)	$368,914
	—	—	—	—	—	—	—	40,000(13)	$448,800
	—	—	—	—	—	6,667(14)	$74,804	—	—
	—	—	—	—	—	—	—	12,600(27)	$141,372
	—	—	—	—	—	—	—	12,599(28)	$141,361
	—	—	—	—	—	23,999(26)	$269,269	—	—
Michelle D. Esterman	29,250	—	—	$60.76	3/12/2022	—	—	—	—
	14,625	—	—	$60.76	3/12/2022	—	—	—	—
	—	—	14,625(15)	$60.76	3/12/2022	—	—	—	—
	6,250	—	—	$21.89	2/10/2025	—	—	—	—
	12,500	—	—	$21.89	2/10/2025	—	—	—	—
	—	—	6,250(16)	$21.89	2/10/2025	—	—	—	—
	13,400	—	—	$18.79	4/15/2025	—	—	—	—
	12,988	4,328(7)	—	$24.82	2/12/2028	—	—	—	—
	—	—	—	—	—	—	—	5,592(8)	$62,742
	—	—	—	—	—	—	—	1,864(9)	$20,914
	—	—	—	—	—	—	—	7,369(17)	$82,680
	—	—	—	—	—	—	—	4,913(18)	$55,124
	—	—	—	—	—	4,000(19)	$44,880	—	—
	—	—	—	—	—	1,749(10)	$19,624	—	—
	—	—	—	—	—	—	—	19,000(13)	$213,180
	—	—	—	—	—	3,167(14)	$35,534	—	—
	—	—	—	—	—	—	—	9,334(27)	$104,727
	—	—	—	—	—	—	—	9,333(28)	$104,716
	—	—	—	—	—	6,667(26)	$74,804	—	—
Marcello Mastioni	—	—	—	—	—	—	—	7,649(8)	$85,822

Executive Compensation
	Option Awards					Stock Awards(6)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(2)	Option Exercise Price(3)	Option Expiration Date	Number of Securities That Have Not Vested(4)	Market Value of Securities That Have Not Vested	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Shares(5)	Market Value of Unearned Shares That Have Not Vested
Gregory J. Ritts	7,500	—	—	$96.87	10/1/2024	—	—	—	—
	—	—	15,000(20)	$96.87	10/1/2024	—	—	—	—
	—	—	7,500(21)	$96.87	10/1/2024	—	—	—	—
	7,800	—	—	$18.79	4/15/2025	—	—	—	—
	5,000	—	—	$32.64	8/29/2026	—	—	—	—
	—	—	3,333(23)	$32.64	8/29/2026	—	—	—	—
	—	—	1,667(22)	$32.64	8/29/2026	—	—	—	—
	—	—	3,333(25)	$27.65	7/27/2027	—	—	—	—
	—	—	1,667(24)	$27.65	7/27/2027	—	—	—	—
	11,132	3,710(7)	—	$24.82	2/12/2028	—	—	—	—
	—	—	—	—	—	—	—	4,793(8)	$53,777
	—	—	—	—	—	—	—	1,598(9)	$17,930
	—	—	—	—	—	—	—	6,316(17)	$70,866
	—	—	—	—	—	—	—	4,211(18)	$47,247
	—	—	—	—	—	2,186(10)	$24,527	—	—
	—	—	—	—	—	—	—	19,000(13)	$213,180
	—	—	—	—	—	3,167(14)	$35,534	—	—
	—	—	—	—	—	—	—	8,200(27)	$92,004
	—	—	—	—	—	—	—	8,200(28)	$92,004
	—	—	—	—	—	131(26)	$1,470	—	—
(1)
Options awarded for which the performance hurdles have been achieved but remain subject to additional service-based criteria.

(2)
Options awarded for which the performance hurdles have not been achieved.

(3)
The exercise price of each outstanding stock option awarded prior to December 21, 2012 was adjusted to reflect the value of Altisource Asset Management Corporation (“AAMC”) and Front Yard Residential Corporation ("RESI") common stock distributed to Altisource shareholders in connection with the spin-off transactions completed on December 21, 2012.

(4)
Restricted shares and RSUs awarded but remain subject to additional service-based vesting criteria.

(5)
Restricted shares and RSUs awarded for which the performance hurdles have not been achieved.

(6)
All award values set forth herein have been calculated using the closing common share price of $11.22 for Altisource as of December 31, 2021.

(7)
Represents the February 12, 2018 LTIP award of performance-based stock options, which were scheduled to vest from 0% to 200%, based upon the Company’s achievement against the 2018 LTIP Performance Criteria. On February 25, 2019, the Compensation Committee confirmed that the 2018 LTIP Performance Criteria was met at the outstanding level, and that the award was earned at a level of 200% of the target award and began vesting in three (3) equal annual installments that started on February 12, 2020.

(8)
Represents the March 21, 2019 award of performance-based RSUs, which cliff vest on the third anniversary of the grant date if certain financial measures are achieved. The number of performance-based RSUs that may vest will be based on the level of achievement, as specified in the award agreements. If the performance criteria achieved is above certain financial performance levels and Altisource’s share performance is above certain established criteria, participants have the opportunity to vest in up to 225% of the RSU award, depending on performance achieved. If the performance criteria is below a certain threshold, the award is cancelled.

(9)
Represents the March 21, 2019 award of performance-based RSUs, which vest in two (2) equal installments

Executive Compensation
on March 21, 2021 and March 21, 2022, subject each year to the executive officer meeting a minimum performance level of fifty percent (50%) on his or her annual scorecard for the 2020 and 2021 service years.
(10)
RSUs vest in two (2) equal installments on February 26, 2021 and February 26, 2022.

(11)
Represents the February 27, 2020 award of performance-based RSUs, which cliff vest on the third anniversary of the grant date if certain financial measures are achieved. The number of performance-based RSUs that may vest will be based on the level of achievement, as specified in the award agreements. If the performance criteria achieved is above certain financial performance levels and Altisource’s share performance is above certain established criteria, participants have the opportunity to vest in up to 225% of the RSU award, depending on performance achieved. If the performance criteria is below a certain threshold, the award is cancelled.

(12)
Represents the February 27, 2020 award of performance-based RSUs, which vest in three (3) equal installments on February 27, 2021, February 27, 2022 and February 27, 2023, subject each year to the executive officer meeting a minimum performance level of fifty percent (50%) on his or her annual scorecard for the 2020,2021 and 2022 service years

(13)
Granted pursuant to our 2009 Equity Incentive Plan. Performance-based RSU awards are scheduled to vest as follows:

•
10% of the award will start to vest when the average closing price of ASPS common stock over a period of 30 calendar days is equal to or greater than $20

•
30% of the award will start to vest when the average closing price of ASPS common stock over a period of 30 calendar days is equal to or greater than $25

•
40% of the award will start to vest when the average closing price of ASPS common stock over a period of 30 calendar days is equal to or greater than $35

(14)
Time-based RSU awards are scheduled to vest in three (3) equal installments on October 1, 2021, October 1, 2022 and October 1, 2023.

(15)
Twenty-five percent (25%) of options vest upon Altisource achieving a stock price of $190.29 and an annual rate of return of twenty-five percent (25%) over the exercise price, with the balance vesting twenty-five percent (25%) each subsequent anniversary thereof.

(16)
Twenty-five percent (25%) of options vest upon Altisource achieving a stock price of $65.67 and an annual rate of return of twenty-five percent (25%) over the exercise price with the balance vesting twenty-five percent (25%) each subsequent anniversary thereof.

(17)
Represents the January 24, 2020 award of performance-based RSUs, which cliff vest on the third anniversary of the grant date if certain financial measures are achieved. The number of performance-based RSUs that may vest will be based on the level of achievement, as specified in the award agreements. If the performance criteria achieved is above certain financial performance levels and Altisource’s share performance is above certain established criteria, participants have the opportunity to vest in up to 225% of the RSU award, depending on performance achieved. If the performance criteria is below a certain threshold, the award is cancelled.

(18)
Represents the January 24, 2020 award of performance-based RSUs, which vest in three (3) equal installments on January 24, 2021, January 24, 2022 and January 24, 2023, subject each year to the executive officer meeting a minimum performance level of fifty percent (50%) on his or her annual scorecard for the 2020, 2021 and 2022 service years.

(19)
Time-based RSU awards are scheduled to vest in three (3) equal installments on February 26, 2021, February 26, 2022 and February 26, 2023.

(20)
Twenty-five percent (25%) of options vest upon Altisource achieving a stock price of $290.61 and an annual rate of return of twenty percent (20%) over the exercise price with the balance vesting twenty-five percent (25%) each subsequent anniversary thereof.

(21)
Twenty-five percent (25%) of options vest upon Altisource achieving a stock price of $193.74 and an annual rate of return of twenty percent (20%) over the exercise price with the balance vesting twenty-five percent (25%) each subsequent anniversary thereof.

Executive Compensation
(22)
One-third of options vest upon Altisource achieving a stock price of $97.92 and an annual rate of return of twenty-five percent (25%) over the exercise price with the balance vesting one-third each subsequent anniversary thereof.

(23)
One-third of options vest upon Altisource achieving a stock price of $65.28 and an annual rate of return of twenty percent (20%) over the exercise price with the balance vesting one-third each subsequent anniversary thereof.

(24)
One-third of options vest upon Altisource achieving a stock price of $82.95 and an annual rate of return of twenty-five percent (25%) over the exercise price with the balance vesting one-third each subsequent anniversary thereof.

(25)
One-third of options vest upon Altisource achieving a stock price of $55.30 and an annual rate of return of twenty percent (20%) over the exercise price with the balance vesting one-third each subsequent anniversary thereof.

(26)
RSUs vest in two (2) installments on March 21, 2022 and March 21, 2023.

(27)
Represents the March 9, 2021 award of performance-based RSUs, which vest in two (3) equal installments on March 9, 2022, March 9, 2023 and March 9, 2024 subject each year to the executive officer meeting a minimum performance level of fifty percent (50%) on his or her annual scorecard for the 2021, 2022 and 2023 service years.

(28)
Represents the March 9, 2021 award of performance-based RSUs, which cliff vest on the third anniversary of the grant date if certain financial measures are achieved. The number of performance-based RSUs that may vest is based on the level of achievement, as specified in the award agreements. If the performance criteria achieved is above certain financial performance levels and Altisource’s share performance is above certain established criteria, participants have the opportunity to vest in up to 225% of the RSU award. If the performance criteria is below a certain threshold, the award is cancelled.

Employment Agreements
Altisource is party to Luxembourg employment agreements with each of our Luxembourg-based Named Executive Officers, as required by Luxembourg law. The employment terms of each agreement continue indefinitely until the executive ceases being a Luxembourg employee of Altisource. The agreements provide for a base salary and annual incentive compensation based on the satisfaction of relevant performance criteria. In addition, the executives may receive relocation and foreign living allowances, as well as benefits such as health insurance. Please see the “Relocation and Foreign Living Allowances” section and the Summary Compensation Table under the “Executive Compensation” section above for additional details.
In order to terminate the employment agreement, each party must provide notice in accordance with the applicable time periods set forth in article L.124-1 of the Luxembourg Labor Code; provided, however, in the event of termination by the Company for “Cause” (“motifs graves,” as defined in article L.124-10 of the Luxembourg Labor Code), no notice period is required. In addition, in the event of termination by the Company without “Cause” or, in some instances, resignation by the executive for “Good Reason,” the executive will receive severance benefits as described below. Furthermore, the executive may be entitled to receive additional payments in accordance with article L.124-7 of the Luxembourg Labor Code if executive has been employed for more than five (5) years.
The agreements also include a covenant not to disclose our confidential information and to enter into an intellectual property agreement. In addition, the agreements include covenants of non-competition for a minimum period of one (1) year, and non-solicitation of two (2) years, or one (1) year in the case of the Chief Executive Officer, following the termination of the agreement. The agreements are governed, interpreted and subject to the limitations of, and performed pursuant to, and in accordance with, the laws of the Grand Duchy of Luxembourg.

Executive Compensation
Potential Payments Upon Termination or Change of Control
As discussed above, Messrs. Shepro and Ritts have entered into employment agreements with the Company. Under these agreements, if employment is terminated as a result of retirement or disability or otherwise without cause, as defined therein, the Company will pay all standard relocation costs to relocate the executive officer to the United States. If the Company terminates the employment of the foregoing Named Executive Officers other than for “Cause” (“motifs graves,” as defined in L.124-10 of the Luxembourg Labor Code) and, in the case of Mr. Shepro, if he terminates his employment for “Good Reason” (as defined in his employment agreement), the Company shall make a cash payment of twelve (12) months’ base salary (in the case of Mr. Shepro) and four (4) months’ base salary (in the case of Mr. Ritts), in addition to certain notice and additional payments as may be required under articles L.124-1 and L.124-7 of the Luxembourg Labor Code. In the case of Mr. Shepro, the Company shall also pay at least one (1) year of target incentive compensation in such instances. Additionally, if the Company terminates the employment of Mr. Shepro other than for “Cause” after October 1 of the service year, and before incentives are paid for the respective service year, Mr. Shepro will be entitled to receive incentive compensation for such service year. The employment agreement of Mr. Ritts additionally provides that, in the event of a Change of Control (as defined therein), the Company shall make a lump-sum cash payment to Mr. Ritts equal to twelve (12) months’ base salary plus one (1) year’s target incentive compensation. Additionally, if such Change of Control happens after October 1 of a service year and before incentives are paid for such service year, Mr. Ritts will be entitled to receive incentive compensation for such service year with such payment to be prorated to the date of such Change of Control if occurring between October 1 and December 31 of such year. Subsequent to such Change of Control, if Mr. Ritts is terminated other than for Cause, his severance payment would be limited to the statutory notice and such other payment obligations required under articles L.124-1 and L.124-7 of the Luxembourg Labor Code, notwithstanding the third sentence of this paragraph. If one of the foregoing Named Executive Officers is terminated by the Company for “Cause,” the Company may terminate without notice and with no liability to make any further payment to such executive, other than amounts accrued and unpaid at the date of termination.
With respect to stock options, typically, upon termination of a Named Executive Officer’s employment other than for “Cause,” as defined by the applicable stock option agreement, or by reason of resignation, the Named Executive Officer will be entitled to retain any vested portion of prior awards granted and any unvested market-based options for which the vesting hurdles have already been achieved. Typically, the Named Executive Officer’s right to retain any options following termination of employment is subject to the requirement that he or she has been employed with the Company for a period of at least two (2) years. Upon termination of employment for “Cause,” all vested and unvested stock options awarded pursuant to such agreement will be forfeited.
In addition, certain of the stock option agreements provide for accelerated vesting of service-based options. Typically, upon a Named Executive Officer’s death, disability or, in some instances, retirement (as defined in the applicable stock option agreement), service-based options will immediately vest; provided however that, typically, the Named Executive Officer’s right to the acceleration of options following termination of employment is subject to the requirement that he or she has been employed with the Company for a period of at least three (3) years in the case of retirement and two (2) years in other instances. Additionally, pursuant to certain of these agreements, if there is a change of control transaction (“Transaction”), the Compensation Committee may, inter alia, adjust the vesting conditions of the options in its discretion, which could result in the immediate vesting of some or all of the options. Under the terms of the stock option awards granted to our Named Executive Officers on and after April 15, 2015, in the event of a Transaction, a buyer will have the option to cancel the stock options in exchange for the stock options’ intrinsic value or allow them to remain in place. Generally, for termination not due to death, disability or retirement, a Named Executive Officer has six (6) months within which to exercise vested stock options pursuant to our stock option agreements.
With respect to restricted shares and RSUs granted to our Named Executive Officers, in some instances if the executive officer’s employment is terminated due to death, disability, or retirement (as defined in our 2009 Equity Incentive Plan and the applicable award agreements) unvested restricted shares and RSUs shall immediately vest, subject to the requirement that such executive officer has been employed with the Company for a period of time prior to the death, disability or retirement, as applicable, which periods have been satisfied by each of our Named Executive Officers. If the Named Executive Officer voluntarily resigns or his or her employment is terminated for “Cause,” any unvested restricted shares and RSUs will be forfeited. In some cases, if the Company terminates a Named Executive Officer’s employment for reasons other than “Cause,” as defined by the

Executive Compensation
applicable award agreement, certain unvested restricted shares and RSUs will vest after thirty (30) days of such termination. In addition, certain restricted share and RSU awards provide for the vesting of unvested restricted shares and RSUs in the event of a Transaction.
Except as specified above, any portion of an equity award not vested will generally be forfeited unless alternate arrangements are made at the discretion of the Compensation Committee.

Proposal Two: Appointment of Independent Registered Certified Public Accounting Firm and Certified Auditor

The Audit Committee of our Board of Directors has approved the appointment of Mayer Hoffman McCann P.C. (“Mayer Hoffman”) as our independent registered certified public accounting firm for the year ending December 31, 2022, and the appointment of Atwell S.à r.l. (“Atwell”) as our certified auditor (Réviseur d’Entreprises) for statutory accounts as required by Luxembourg law for the same period.
The Audit Committee further recommended that such appointments be submitted for approval by our shareholders at our Annual Meeting.
Mayer Hoffman and Atwell will be offered the opportunity to be present at the Annual Meeting and to make any statements they deem appropriate. At this time, we don’t expect representatives of such firms to attend or join the Annual Meeting.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
APPOINTMENT OF MAYER HOFFMAN MCCANN P.C. AS OUR INDEPENDENT REGISTERED CERTIFIED
PUBLIC ACCOUNTING FIRM FOR 2022 AND ATWELL S.À R.L. AS OUR CERTIFIED
AUDITOR FOR THE SAME PERIOD

Report of the Audit Committee

As described more fully in our charter, the Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of the financial management, independent auditors and financial reporting procedures of the Company. The Company’s management is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal control over financial reporting and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered certified public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and of the effectiveness of its internal control over financial reporting in accordance with the Standards of the PCAOB.
In connection with these responsibilities, the Audit Committee met with management and the independent registered certified public accounting firm to review and discuss the December 31, 2021 audited consolidated financial statements and the effectiveness of the internal control over financial reporting. The Audit Committee has discussed with the independent registered certified public accounting firm the matters required to be discussed by the PCAOB Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee has also received written disclosures from the Company’s independent registered certified public accounting firm, as required by the applicable requirements of the PCAOB, and discussed with the independent registered certified public accounting firm that firm’s independence.
Based upon the Audit Committee’s discussions with management and the independent registered public certified accounting firm referred to above, and the Audit Committee’s review of the representations of management, the Audit Committee recommended that the Board of Directors include the December 31, 2021 audited consolidated financial statements in Altisource’s Annual Report on Form 10-K for the year ended December 31, 2021.
Audit Committee:
Roland Müller-Ineichen, Chair
Mary C. Hickok, Director
Joseph L. Morettini, Director
April 4, 2022

External Auditor Fees

The following table shows the aggregate fees billed to Altisource for professional services by Mayer Hoffman and Atwell in fiscal years 2020 and 2021:
Category	2020	2021
Audit Fees	$1,124,535	$1,807,142
Audit-Related Fees
Tax Fees
All Other Fees	$57,860
Total	$1,182,395	$1,807,142(1)

(1)
Represents $1,596,494 billed by Mayer Hoffman for audit fees and $210,648 billed by Atwell for audit fees. Fees billed by Mayer Hoffman and Atwell include statutory audits required for regulatory compliance purposes.

Audit Fees
This category includes the aggregate fees and expenses billed for professional services rendered for the audits of Altisource’s consolidated financial statements for fiscal years 2020 and 2021, for the reviews of the financial statements included in Altisource’s quarterly reports on Form 10-Q during fiscal years 2020 and 2021 and for services that are normally provided by the independent registered certified public accounting firm and affiliates in connection with statutory and regulatory filings or engagements for the relevant fiscal year.
Audit-Related Fees
This category includes the aggregate fees billed by the independent registered certified public accounting firm for fiscal years 2020 and 2021 for audit-related services that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees” and generally consist of fees for other attest engagements under professional auditing standards, internal control-related matters, audits of employee benefit plans and due diligence.
Tax Fees
This category includes the aggregate fees billed for fiscal years 2020 and 2021 for professional services rendered by the independent registered certified public accounting firm for tax compliance, tax planning and tax advice.
Other Fees
This category includes the aggregate fees billed for fiscal years 2020 and 2021 for products and services provided by the independent registered certified public accounting firm that are not reported above under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”
The Audit Committee considered the compatibility of the non-audit-related services provided by, and fees paid to, Mayer Hoffman in fiscal years 2020 and 2021, as applicable, and determined that such services and fees are compatible with their independence.
The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered certified public accounting firm in order to assure that the provision of such services does not impair the independent registered certified public accounting firm’s independence. In fiscal years 2020 and 2021, all services associated with the independent registered certified public accounting firm were pre-approved by the Audit Committee or by the Audit Committee Chair pursuant to authority delegated to him as described below.
Substantially all of Mayer Hoffman personnel, who work under the control of Mayer Hoffman shareholders, are sourced from wholly-owned subsidiaries of CBIZ, Inc.
Audit Committee Pre-Approval Policy
The Audit Committee has pre-approved certain audit services, audit-related services and non-audit services to be performed by the independent auditors in its Pre-Approval Policy. Except for the services pre-approved

External Auditor Fees
pursuant to this policy, all permissible audit, audit-related, tax and non-audit services must be separately pre-approved by the Audit Committee or any member of the Audit Committee to whom such authority is delegated. The Audit Committee has delegated authority to the Audit Committee Chair to pre-approve all such services, except services related to the independent auditor’s annual audit of the Company, which is subject to the specific pre-approval of the Audit Committee. The Audit Committee Chair reports any pre-approval decisions to the Audit Committee for their ratification.
The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditor.

Proposal Three
Proposal Three: Approval of the Company’s Luxembourg Statutory Accounts

Pursuant to Luxembourg law, the Luxembourg Annual Accounts and the Consolidated Accounts (the “Luxembourg Statutory Accounts”) must be submitted each year to shareholders for approval at the Annual Meeting.
The Luxembourg Annual Accounts are prepared in accordance with Luxembourg generally accepted accounting principles and consist of a balance sheet, a profit and loss account and the notes for the unconsolidated Altisource Portfolio Solutions S.A. entity. There is no statement of movements in equity or statement of cash flows included in the Luxembourg Annual Accounts under Luxembourg generally accepted accounting principles. Profits earned by the subsidiaries of Altisource Portfolio Solutions S.A. are not included in the Luxembourg Annual Accounts unless such amounts are distributed to Altisource Portfolio Solutions S.A. The Luxembourg Annual Accounts as of and for the year ended December 31, 2021 reflect total assets of $1,140.9 million and a loss for the year then ended of $11.0 million.
The Consolidated Accounts are prepared in accordance with IFRS, and consist of a balance sheet, statement of operations, statement of changes in stockholders’ equity, statement of cash flows and the accompanying notes. The Consolidated Accounts present the financial position and results of operations for Altisource and all of its subsidiaries as if the individual entities were a single company. As of December 31, 2021, the Consolidated Accounts reflect total deficit of $68.5 million and net income for the year then ended of $10.8 million.
Pursuant to Luxembourg law, following shareholder approval of the Luxembourg Statutory Accounts, such accounts must be filed with the Luxembourg trade registry as public documents. If Altisource does not receive shareholder approval of the Luxembourg Statutory Accounts, we cannot make this filing.
Altisource’s Luxembourg Statutory Accounts will be available to shareholders at Altisource’s registered office, during business hours, by appointment, subject to sanitary limitations that may be imposed by the Luxembourg government, from May 3, 2022 until the conclusion of the Annual Meeting.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE APPROVAL OF THE LUXEMBOURG STATUTORY ACCOUNTS

Proposal Four
Proposal Four: Receipt and Approval of the Directors’ Reports for the Luxembourg Statutory Accounts and Receipt of the Supervisory Auditor’s Report for the Luxembourg Annual Accounts

Under Luxembourg law, the Board of Directors is required to prepare annual Directors’ reports for the Luxembourg Statutory Accounts (the “Directors’ Reports”). The Directors’ Reports present the Luxembourg Statutory Accounts for the relevant fiscal year, provide an explanation as to the results and certain other required Company matters and propose the allocation of such results to the shareholders.
Luxembourg law also requires the Company’s supervisory auditor (Commissaire aux Comptes) to provide an annual report confirming that the Company’s Luxembourg Annual Accounts agree with the accounting records and documents of the Company.
The Directors’ Reports for the year ended December 31, 2021 and the report of the supervisory auditor for the Luxembourg Annual Accounts for the same period will be available to shareholders at Altisource’s registered office, during business hours, by appointment, subject to sanitary limitations that may be imposed by the Luxembourg government, from May 3, 2022 until the conclusion of the Annual Meeting. Following shareholder approval of the Luxembourg Statutory Accounts, these reports will be filed with the Luxembourg trade registry as public documents.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE RECEIPT AND APPROVAL OF THE DIRECTORS’ REPORTS FOR THE
LUXEMBOURG STATUTORY ACCOUNTS FOR THE YEAR ENDED DECEMBER 31, 2021 AND THE RECEIPT
OF THE REPORT OF THE SUPERVISORY AUDITOR (COMMISSAIRE AUX COMPTES) FOR THE LUXEMBOURG
ANNUAL ACCOUNTS FOR THE SAME PERIOD

Proposal Five
Proposal Five: Allocation of the Results in the Luxembourg Annual Accounts

Each year, the shareholders of Altisource are required to approve the allocation of the results of the unconsolidated Altisource Portfolio Solutions S.A. entity, as determined by the Luxembourg Annual Accounts.
Luxembourg law requires that at least five percent (5%) of the net profits, if any, for the Luxembourg Annual Accounts be allocated to a legal reserve; provided, however that an allocation ceases to be compulsory when the legal reserve reaches ten percent (10%) of the share capital of Altisource, but again becomes compulsory when the reserve amount falls below this threshold. As the Company had a net loss pursuant to its Luxembourg Annual Accounts for the year ended December 31, 2021, no such allocation is required.
As of December 31, 2021, the Luxembourg Annual Accounts for Altisource reflect total assets of $1,140.9 million and a loss for the year then ended of $11.0 million. As noted in Proposal Three, profits earned by subsidiaries of Altisource are not included in the calculation of net profits for Altisource’s Luxembourg Annual Accounts unless such profits have been distributed to Altisource Portfolio Solutions S.A.
The Board of Directors proposes to allocate the loss of $11.0 million reflected in the Luxembourg Annual Accounts to reduce profit brought forward.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE ALLOCATION OF THE RESULTS IN THE LUXEMBOURG
ANNUAL ACCOUNTS FOR THE YEAR ENDED DECEMBER 31, 2021

Proposal Six
Proposal Six: Discharge of the Directors and the Supervisory Auditor

Pursuant to Luxembourg law, after the approval of the Luxembourg Statutory Accounts (as discussed in Proposal Three above), shareholders must vote on whether to discharge Altisource’s Directors for the performance of their mandate for the year ended December 31, 2021 and the supervisory auditor (Commissaire aux Comptes) for the performance of her mandate for the same period. If the shareholders grant the discharge for the relevant period, shareholders will not be able to initiate a liability claim against such Directors and/or supervisory auditor in connection with the performance of their mandates for such period. However, such discharge will not be valid in certain instances as specified in article 461-7 of the Luxembourg Company Law. For fiscal year 2021, Altisource believes no such instances have occurred.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE DISCHARGE OF EACH OF THE DIRECTORS OF ALTISOURCE PORTFOLIO
SOLUTIONS S.A. FOR THE PERFORMANCE OF THEIR MANDATE FOR THE YEAR ENDED DECEMBER 31, 2021 AND THE DISCHARGE OF THE SUPERVISORY AUDITOR (COMMISSAIRE AUX COMPTES) FOR THE
PERFORMANCE OF HER MANDATE FOR THE SAME PERIOD

Proposal Seven
Proposal Seven: Advisory Vote on Executive Compensation (“Say-on-Pay”)

At our 2017 annual meeting of shareholders, our shareholders voted in favor of an annual frequency for advisory votes with respect to our executive compensation.
In light of this vote, and pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company is presenting this proposal, which gives shareholders the opportunity to approve or not approve, on an advisory (non-binding) basis, our pay program for Named Executive Officers.
Our executive compensation program is designed to attract, incent and retain our Named Executive Officers, who are critical to our success. Pursuant to these programs, the Company seeks to reward the Named Executive Officers for achieving strategic business goals designed to deliver long-term shareholder value.
While our Board of Directors intends to carefully consider the shareholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.
You may vote for or against the approval of the compensation of the Company’s Named Executive Officers as disclosed in the Summary Compensation Table and accompanying compensation tables and related information contained in the proxy statement.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE, ON AN ADVISORY (NON-BINDING) BASIS,
THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPANY’S
PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS PURSUANT TO THE
COMPENSATION DISCLOSURE RULES OF THE SEC, INCLUDING THE SUMMARY COMPENSATION TABLE AND
ACCOMPANYING COMPENSATION TABLES AND RELATED INFORMATION

PROPOSALS TO BE CONSIDERED AT THE EXTRAORDINARY MEETING OF SHAREHOLDERS
Proposal One: Approve an Amendment to the Company’s Articles of Incorporation to Renew and Extend the Current Authorization of the Board of Directors to Issue Shares of the Company’s Common Stock, within the Limits of the Company’s Authorized Share Capital

Pursuant to Article 5 of the Company’s Articles of Incorporation, the Company’s authorized share capital is set at one hundred million dollars ($100,000,000) divided into one hundred million (100,000,000) shares with a par value of one dollar ($1) per share, each with the same rights attached as the existing shares.
Additionally, pursuant to Article 5, of the Company’s Articles of Incorporation, our shareholders delegated to the Board of Directors, for a period ending on June 13, 2022, the authority to: (i) realize one or more increases of the issued share capital within the limits of the authorized share capital, by the issuance of new shares, against payment in cash or in-kind, by conversion of claims, by the increase of the par value of existing shares or in any other manner; (ii) determine the terms and conditions of any such increase and, more specifically, but not limited to, the place and date of the issuance or the successive issuances, the issue price, the amount of new shares to be issued, whether the new shares are to be issued and subscribed, with or without an issue premium and the terms and conditions of the subscription of and paying up of the new shares (in cash or in-kind); and (iii) limit or waive the preferential subscription right reserved to the then-existing shareholder(s) in case of issuance of shares against payment in cash.
The Board of Directors believes that it is in the best interests of the Company to have the flexibility to issue shares of its common stock within the limits of the authorized share capital in order to be able to timely react to circumstances supporting the issuance of such shares (directly or indirectly) at such time or times as the Board of Directors in its discretion deems advisable, including, by way of example, in connection with capital raising, financing and acquisition transactions. The Directors’ report concerning the proposed authorizations will be available for inspection from May 3, 2022 until the conclusion of the Extraordinary Meeting in accordance with article 420-22 (5) of the Luxembourg Company Law.
The Board of Directors also considers it to be in the best interests of the Company to renew the Board of Directors’ current authority to limit or waive any of the preferential rights of shareholders of the Company in connection with the issuance of shares of common stock.
Therefore, the Board of Directors is seeking approval to amend the Company’s Articles of Incorporation to renew and extend its authorization to issue shares of the Company’s common stock within the limits of the Company’s authorized share capital and related authorizations for a period of five (5) years. We are not seeking your approval of a specific issuance of shares. Approval of this proposal will only grant the Board of Directors the authority to issue shares that are already authorized under our Articles of Incorporation upon the terms described above.
The proposed amendment is incorporated in Article 6 of the amended provisions of the Articles of Incorporation, a copy of which is attached as Appendix A to this proxy statement and marked to show the proposed amendment. The above description of the amendment is qualified in its entirety by reference to Appendix A. We encourage you to carefully read the amended provisions of the Articles of Incorporation in their entirety.
Under Luxembourg law, amendments to the articles of incorporation of a company require an extraordinary meeting of shareholders. As such, the amended provisions of the Articles of Incorporation will be adopted if approved by holders of two-thirds of the shares validly voted provided that a quorum of half of the issued and outstanding shares of common stock able to be voted is reached. If approved by our shareholders at this Extraordinary Meeting, the minutes of the Extraordinary Meeting and the amended provisions of the Articles of Incorporation will be filed with the Luxembourg trade registry (Registre de Commerce et des Sociétés) as public documents and will take effect immediately upon publication of the notarial deed recording the minutes of the Extraordinary Meeting in the Luxembourg Official Gazette (Recueil Electronique des Sociétés et Associations). The authorizations described herein will end on the fifth anniversary of the date of such publication.

PROPOSALS TO BE CONSIDERED AT THE EXTRAORDINARY MEETING OF SHAREHOLDERS
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO: (I) AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO RENEW AND EXTEND THE CURRENT AUTHORIZATION OF THE BOARD OF DIRECTORS TO ISSUE SHARES OF THE COMPANY’S COMMON STOCK, WITHIN THE LIMITS OF THE COMPANY’S AUTHORIZED SHARE CAPITAL OF ONE HUNDRED MILLION DOLLARS ($100,000,000) WHICH INCLUDES THE CURRENT AUTHORIZATION AND, IN CONNECTION WITH ANY SUCH ISSUANCE, TO LIMIT OR CANCEL THE PREFERENTIAL SUBSCRIPTION RIGHTS OF SHAREHOLDERS, EACH FOR A PERIOD OF FIVE (5) YEARS, AS SET FORTH IN THE AMENDED PROVISIONS OF THE ARTICLES OF INCORPORATION ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT; AND (II) RECEIVE THE REPORT ISSUED BY THE BOARD OF DIRECTORS PURSUANT TO ARTICLE 420-26 (5) OF THE LUXEMBOURG COMPANY LAW

Proposal Two: Amend the Relevant Provisions of the Company’s Articles of Incorporation to Effectuate Recent Changes in the Luxembourg Company Law, in Particular Further to the Luxembourg Regulation dated 5 December 2017 Coordinating Such Act, and Make Certain Other Administrative Changes

The Board of Directors recommends that our shareholders approve the amendments to our Articles of Incorporation described below. The proposed amendments are recommended in view of the Luxembourg regulation dated 5 December 2017 coordinating the Luxembourg Company Law.
The proposed amendments are incorporated in Appendix A attached to the proxy statement. We encourage you to carefully read the amended provisions of the Articles of Incorporation.
The Board of Directors believes that the adoption of the amended provisions of the Articles of Incorporation will align the Articles of Incorporation with applicable law and is in the best interest of Altisource and its shareholders.
Under Luxembourg law, amendments to the articles of incorporation of a company require an extraordinary meeting of shareholders. As such, the amended provisions of the Articles of Incorporation will be adopted by holders of two-thirds of the shares validly voted provided that a quorum of half of the issued share capital of the Company is reached or such applicable quorum if such meeting is adjourned. If approved by our shareholders at this Extraordinary Meeting, the minutes of the Extraordinary Meeting will be filed with the Luxembourg trade registry (Registre de Commerce et des Sociétés) as public documents and will take effect immediately upon publication of the notarial deed recording the minutes of the Extraordinary Meeting in the Luxembourg Official Gazette (Recueil Electronique des Sociétés et Associations).
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AMEND THE RELEVANT PROVISIONS OF THE COMPANY’S ARTICLES OF INCORPORATION TO EFFECTUATE RECENT CHANGES IN THE LUXEMBOURG COMPANY LAW, IN PARTICULAR FURTHER TO THE LUXEMBOURG REGULATION DATED 5 DECEMBER 2017 COORDINATING SUCH ACT, AND TO MAKE CERTAIN OTHER ADMINISTRATIVE CHANGES

Business Relationships and Related Person Transactions

The Board of Directors has adopted, as set forth within our written Code of Business Conduct and Ethics, certain policies and procedures for the review and approval of transactions in which a conflict of interest may arise. The Code of Business Conduct and Ethics is available at www.altisource.com. Any situation that potentially qualifies as a conflict of interest is to be disclosed to the Chief Legal and Compliance Officer to assess the nature and extent of any concern as well as the appropriate next steps. The Chief Legal and Compliance Officer will notify the Chairman of the Board of Directors or the Audit Committee Chair, as appropriate, if any such situation requires Board of Directors or Audit Committee review.
The Audit Committee of the Board of Directors has adopted written policies and procedures to govern the review and approval of transactions involving Altisource and a Related Person (as defined by SEC Regulation S‑K).
We provided certain services to RESI; RESI was managed by AAMC. Our largest shareholder, William C. Erbey, owns or controls common stock in AAMC. Mr. Erbey and Deer Park, of which our former Director Scott E. Burg is Chief Investment Officer and Managing Partner, owned or controlled common stock of RESI during 2020.
As of December 31, 2021, based on public filings, Mr. Erbey reported beneficially owning or controlling approximately thirty-eight percent (38%) of the common stock of Altisource and approximately thirty-nine percent (39%) of the common stock of AAMC. In addition, as of December 31, 2021, Deer Park reported beneficially owning or controlling approximately twenty-four percent (24%) of the common stock of Altisource. As of December 31, 2020, Mr. Erbey and Deer Park reported owning or controlling approximately five percent (5%) and twelve percent (12%) respectively of the common stock of RESI. As a result of these ownership interests in RESI and AAMC, and because AAMC was RESI’s external manager in 2020, we are making required disclosures of our transactions with these entities.
RESI
The Company generated $0.1 million and $0.4 million from RESI for the years ended December 31, 2021 and December 31, 2020, respectively. Services provided to RESI during such period included REO sales, property preservation and inspection services, title and closing services and rental property management.
In August 2018, Altisource entered into an omnibus amendment to its agreements with RESI to sell Altisource’s rental property management business to RESI and permit RESI to internalize certain services that had been provided by Altisource (the “Omnibus Amendment”). The proceeds from the transaction totaled $18.0 million, payable in two installments. The first installment of $15.0 million was received on the closing date of August 8, 2018. The second installment of $3.0 million was to be received on the earlier of a RESI change of control or on August 8, 2023. On October 19, 2020, RESI announced that it had entered into a definitive merger agreement to sell RESI. The merger closed on January 11, 2021 and the Company subsequently received the $3.0 million payment.
Altisource serves as RESI’s exclusive provider of title insurance and escrow services for the four years following the date of the Omnibus Amendment. In addition to continuing to provide REO brokerage, auction and related services on any REO related to RESI’s remaining legacy loan portfolio, under the terms of the Omnibus Amendment, Altisource will manage the disposition of certain rental assets from RESI’s leased portfolio, including the referral of listings to local agents and coordinating the repair of rental properties to rent-ready condition.

Shareholder Proposals

Pursuant to SEC rules, any proposal that a shareholder desires to have included in our proxy materials relating to our 2023 annual meeting of shareholders must be received at our registered office no later than December 5, 2022. In addition to any shareholders’ rights under the Luxembourg Company Law and the Company’s Articles of Incorporation, for any proposal that is not submitted for inclusion in the proxy statement for the 2023 annual meeting of shareholders, but is instead sought to be presented directly at the 2023 annual meeting of shareholders, SEC rules permit the persons appointed as proxies to vote shares represented by valid proxies in their discretion if we: (i) receive the proposal no later than February 18, 2023 and advise shareholders in the 2023 proxy statement about the nature of the matter and how the persons appointed as proxies intend to vote on such matter; or (ii) receive notice of the proposal after February 18, 2023.
Notice of intent to present a proposal at the 2023 annual meeting of shareholders should be directed to our Corporate Secretary at Altisource Portfolio Solutions S.A., 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg. Any shareholder proposal must be sent by certified mail, return-receipt requested.
Annual Reports

A copy of our annual report to shareholders on Form 10-K for the year ended December 31, 2021 was made available to shareholders on March 3, 2022. The annual report can be found on our website www.altisource.com under Investor Relations. We will furnish without charge to each person whose proxy is solicited and to any beneficial owner entitled to vote at the Annual Meeting, on written request, a copy of our annual report on Form 10-K for the year ended December 31, 2021, that we are required to file with the SEC under the Exchange Act. Such requests should be directed to Investor Relations, Altisource Portfolio Solutions S.A., 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg.

Other Matters

Proxies will be solicited on behalf of the Board of Directors by mail or electronic means, and we will pay the solicitation costs. Copies of the annual report for 2021 and this joint proxy statement will be made available to banks or brokers, for the purpose of soliciting proxies from beneficial owners. In addition to solicitations by mail or electronic means, our Directors, officers and employees may solicit proxies personally or by telephone without additional cost.
The shares represented by all valid proxies will be voted in the manner specified. Where specific choices are not indicated, except with respect to “broker non-votes,” each proxy received for the Annual Meeting will be voted “FOR” each of the nominees for Director named in this joint proxy statement and “FOR” Proposal Two through Proposal Seven, inclusive; and each proxy received for the Extraordinary Meeting will be voted “FOR” the proposals identified in the agenda for the Extraordinary Meeting. Should any matter not described above be properly presented at either meeting, the persons appointed as proxies will vote according to their discretion.
If you are the beneficial owner, but not the record holder of shares of our common stock and have requested a copy of this joint proxy statement, your bank or broker may only deliver one (1) copy of this joint proxy statement and our 2021 annual report to multiple shareholders who share an address unless the bank or broker has received contrary instructions from one (1) or more of the shareholders. Shareholders at an address to which a single copy of this joint proxy statement and our 2021 annual report was sent may request a separate copy by contacting the Office of the Corporate Secretary by mail at Altisource Portfolio Solutions S.A., 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg, or by email at corporate.secretary@altisource.lu. Beneficial owners sharing an address who are receiving multiple copies and who wish to receive a single copy of the materials in the future will need to contact their bank or broker to request that only a single copy of each document be mailed to all shareholders at the shared address.
This joint proxy statement and our 2021 annual report are available on our website under Investor Relations-Financial Information at http://ir.altisource.com/financials.cfm. In addition, this joint proxy statement and our 2021 annual report are available at www.proxyvote.com. If you are a shareholder of record, you can elect to access future proxy statements and annual reports electronically by following the instructions on your proxy cards. If you choose this option, you will receive a notice by mail listing the website locations, and your choice will remain in effect until you notify us by mail that you no longer wish to receive materials electronically. If you hold your common stock through a bank or broker, please refer to the information provided by that entity for instructions on how to elect this option.

Appendix A
« Altisource Portfolio Solutions S.A. » Société anonyme Grand-Duché de Luxembourg R.C.S. Luxembourg: B 72 391
AMENDED AND RESTATED ARTICLES OF INCORPORATION
Chapter I. Form, Corporate Name, Registered Office, Object, Duration
Art. 1. Form, Corporate Name. There is established among the subscriber(s), and all those who may become owners of the shares of the company hereafter issued, a company in the form of a public limited liability company (société anonyme) (the “Company”) which will be governed by the laws of the Grand-Duchy of Luxembourg, in particular the law of 10 August 1915 on commercial companies, as amended (the “Law”), Article 1832 of the Luxembourg Civil Code, as amended (the “Civil Code”), and by the present articles of incorporation (the “Articles”).
The Company will exist under the name of “Altisource Portfolio Solutions S.A.”
Art. 2. Registered Office. The Company has its registered office in the city of Luxembourg. The Board of Directors (as defined in Article 11) is authorized to change the address of the Company’s registered office within the Grand-Duchy of Luxembourg and amend these Articles accordingly.
Branches or other offices may be established either in the Grand-Duchy of Luxembourg or abroad by resolution of the Board of Directors. If the Board of Directors determines that extraordinary political, economic or social developments occur or are imminent that would interfere with the normal activities of the Company at its registered office or with the ease of communications with such office or between such office and persons abroad, it may temporarily transfer the registered office abroad, until the complete cessation of these abnormal circumstances. Such temporary measures will have no effect on the nationality of the Company, which, notwithstanding the temporary transfer of the registered office, will remain a company governed by the laws of the Grand-Duchy of Luxembourg. Such temporary measures will be taken and notified to any interested parties by one of the bodies or persons entrusted with the daily management of the Company.
Art. 3. Corporate Object. The object of the Company is the acquisition, the continuing management and the sale of participating interests, in any form whatsoever, in Luxembourg and in foreign undertakings, in particular in the areas of outsourcing, customer relationship management and technology services in the real estate, mortgage and consumer finance industries. The Company may also hold, manage and exploit intellectual property rights and render services to other group companies and third parties.
The Company may (i) invest in and acquire, dispose of, grant or retain, loans, bonds and other debt instruments, shares, warrants and other equity instruments or rights, including, but not limited to, shares of capital stock, limited partnership interests, limited liability company interests, notes, debentures, preferred stock, convertible securities and swaps, and any combination of the foregoing, in each case whether readily marketable or not, and obligations (including but not limited to synthetic securities obligations) in any type of company, entity or other legal person; (ii) engage in such other activities as the Company deems necessary, advisable, convenient, incidental to or not inconsistent with the foregoing; and (iii) grant pledges, guarantees and contracts of indemnity, of any kind, to Luxembourg or foreign entities in respect of its own or any other person’s obligations and debts.
The Company may also acquire, hold, manage and sell any movable or immovable assets of any kind or form. In a general fashion the Company may carry out any commercial, industrial or financial operation which it may deem useful in the accomplishment and development of its object.
The Company may also provide any financial assistance to the undertakings in which the Company has a participating interest or which form a part of the group of companies to which the Company belongs, including, but not limited to, the granting of loans and the providing of guarantees or securities in any form. The Company may pledge, transfer, encumber or otherwise create security over some or all of its assets.
In addition, the Company may render on an occasional basis assistance in any form (including, but not limited to, advances, loans, credits, guarantees or grants of security) to third parties other than the group of companies to which the Company belongs, subject to the condition that such assistance falls within the Company’s best interest and subject to the condition that such assistance would not trigger any license requirements on the part of the Company. The Company may participate in the creation, development, management and control of any companies or enterprises, either directly or indirectly, which have similar objects or whose objects are closely related to its own.
In a general fashion, the Company may carry out any commercial, industrial or financial operation and engage in such other activities as the Company deems necessary, advisable, convenient, incidental to, or not inconsistent with, the accomplishment and development of the foregoing.
Art. 4. Duration. The Company is formed for an unlimited duration.
Chapter II. Share Capital, Shares
Art. 5. Share Capital. The share capital of the Company is set at thirty million seven hundred eighty four thousand nine hundred and seven United States Dollars (USD 30,784,907.-), divided into thirty million seven hundred eighty four thousand nine hundred and seven (30,784,907) shares of the Company’s common stock with a par value of one United States Dollar (USD 1.-) each. As used in the present Articles, “Shares” means shares of the Company’s common stock with a par value of one United States Dollar (USD 1.-)
In addition to the share capital, share premium accounts into which any premium paid on any Share in addition to its par value may be transferred and capital contribution accounts (compte 115, “Apport en capitaux propres non rémunéré par des titres”) may be established. The Board of Directors is authorized to allocate all or part of the share premium accounts and capital contribution accounts paid in on the Shares issued by the Company to one or both of the following from time to time as it deems appropriate:
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a distributable reserve to be used for distributions of any kind to be made by the Company;

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a special reserve as foreseen by Articles 430-18~~9-5~~, ~~49-8~~ 430-22 and 461-2~~72-1~~ of the Law.

Art. 6. Authorized Share Capital. The authorized share capital is set at one hundred million United States Dollars (USD 100,000,000.-), divided into one hundred million (100,000,000) Shares with a par value of one United States Dollar (USD 1.-) each.
The Board of Directors is authorized, during a period ending five (5) years after the date of publication of this delegation of authority or the renewal of such delegation in the electronic gazette RESA (Recueil Electronique des Sociétés et Associations) to:
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Realize any increase of the issued share capital within the limits of the authorized share capital in one or several times, by the issuing of new Shares, grant of options, warrants or other similar instruments exercisable into Shares, rights to subscribe for Shares against payment in cash or in kind; by conversion of claims; by the increase of the par value of existing Shares; or in any other manner to be decided by the Board of Directors up to an amount of one hundred million United States Dollars (USD 100,000,000.-).

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Determine the terms and conditions of any increase of the issued share capital, including, but not limited to, the place and date of the issue or the successive issues, the issue price, the amount of new Shares to be issued, whether the new Shares are to be issued and subscribed, with or without an issue premium and the terms and conditions of the subscription of and paying up of the new Shares (in cash or in kind or by incorporation of available reserves or funds available on the capital contribution account (compte 115 “Apport en capitaux propres non rémunéré par des titres”), share premium account or retained earnings). If the consideration payable to the Company for newly issued Shares exceeds the par value of those Shares, the excess is to be treated as share premium in respect of the Shares in the books of the Company.

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Limit or waive the preferential subscription right reserved to the then existing shareholder(s) in case of issue of Shares against payment in cash, by the issue of Shares up to an amount not to exceed the authorized share capital and by cancelling or limiting the existing shareholders’ preferential right to subscribe to such Shares in relation to the employee share option scheme program of the Company.

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Do all things necessary to amend Articles 5 and 6 of the Articles in order to record the change of the issued share capital following any increase pursuant to the present Article. The Board of Directors is empowered to take or authorize the actions required for the execution and publication of such amendment in accordance with the Law. Furthermore, the Board of Directors may delegate to any duly authorized Director (as defined in Article 11) or officer of the Company, to an appointed committee thereof or to any other duly authorized person, the duties of accepting subscriptions and receiving payment for Shares or doing all things necessary to amend Articles 5 and 6 of the present Articles in order to record the change of share capital following any increase pursuant to the present Article.

After each increase of the issued share capital according to the above, the present Articles shall be amended to reflect such increase without requiring further approval from the Company’s shareholders.
Art. 7. Shares. The Shares will take the form of registered shares. The shareholders shall not have the right to ask for the conversion of Shares into bearer shares.
A shareholders’ register will be available for inspection by the Company’s shareholders at the Company’s registered office subject to the provisions of Article ~~39~~ 430-3 of the Law and upon reasonable notice. Each shareholder shall have the right to consult the register during normal business hours in accordance with the provisions of the Law. Each shareholder will notify the Company of its address and any change thereto by registered letter. The Company will be entitled to rely on the last address thus communicated. Ownership of Shares will result from the recordings in said register.
Any person who is required to report ownership of Shares on Schedule 13D or 13G pursuant to Rule 13d-1 or changes in such ownership pursuant to Rule 13d-2, each as promulgated by the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, must notify the Company’s Board of Directors promptly following any reportable acquisition or disposition, and in no event later than the filing date of such Schedule 13D or 13G, of the proportion of Shares held by the relevant person as a result of the acquisition or disposal.
Any transfer of Shares shall be recorded in the share register in accordance with applicable law. The Board of Directors may delegate its powers with respect to the recording of such transfers in the share register.
Each Share is indivisible. In case of holding of a Share by more than one person, the Company has the right to suspend the rights attaching thereto (except for the information rights provided for by Article 461-6~~73~~ of the Law) until one sole person has been designated as being the holder thereof towards the Company.
Where Shares are recorded in the register of shareholders on behalf of one or more persons in the name of a securities settlement system or the operator of such a system or in the name of a professional depository of securities or any other depository (such systems, professionals or other depositories being referred to hereinafter as “Depositories” and each a “Depository”) or of a sub-depository designated by one or more Depositories (the “Indirect Holders”), the Company, subject to its having received from the Depository with which those Shares are kept in account a certificate in proper form, will permit the Indirect Holders to exercise the rights attaching to those Shares, including admission to and voting at shareholders’ meetings, and shall consider those persons to be the shareholders for the purposes of Article 9. The Board of Directors may determine the formal requirements with which such certificates must comply.
Notwithstanding the foregoing, the Company will make payments, by way of dividends or otherwise, in cash, Shares or other assets only into the hands of the Depository or sub-depository recorded in the share register of the Company or in accordance with their instructions, and that payment shall release the Company from any and all obligations for such payment.
Art. 8. Payment of Shares. Payments on Shares not fully paid up at the time of subscription may be made at the time and upon conditions which the Board of Directors shall from time to time determine subject to the Law. Any amount called up on Shares will be charged equally on all outstanding Shares which are not fully paid up.

Art. 9. Increase and Reduction of the Share Capital. The issued share capital and the authorized share capital of the Company may be increased or reduced once or several times by a resolution of the general meeting of shareholders voting with the quorum and majority rules set out under these Articles or, as the case may be, by the Law for any amendment of these Articles. Unless issued pursuant to a decision of the Board of Directors or any duly authorized representative thereof, further to the powers granted to the Board of Directors, under Articles 5 and 6, the new Shares to be subscribed for by contribution in cash will be offered in preference to the existing shareholders in proportion to the part of the share capital held by these shareholders. The Board of Directors shall determine the period within which the preferred subscription right may be exercised. This period may not be less than thirty (30) days.
Notwithstanding the above, the general meeting, voting with the quorum and majority rules required for any amendment of the Articles, may limit or withdraw the preferential subscription right or authorize the Board of Directors to do so in the case of an increase of share capital within the authorized share capital.
The preferred subscription right may also be waived individually by the shareholders, or by the general meeting, voting with the same conditions of quorum and majority as for amendments of the Articles and provided that the suppression of the preferred subscription right is specifically referred to in the shareholders’ notice to attend.
The preferred subscription right is not applicable when the share capital is increased by means of contributions in kind.
Art. 10. Acquisition or Redemption of Own Shares. The Company may acquire or redeem its own Shares in accordance with the provisions of the Law. It may hold the Shares so acquired or redeemed. As used in this Article 10, “Own Shares” means Shares acquired or redeemed and held by the Company.
The voting rights of Own Shares are suspended and are not taken into account in the determination of the quorum and majority for shareholders’ meetings. The Board of Directors is authorized to suspend the dividend rights attached to Own Shares. In such case, the Board of Directors may freely decide on the distributable profits in accordance with Article ~~49-5~~430-18 of the Law.
Chapter III. Directors, Board of Directors, Statutory Auditors
Art. 11. Board of Directors.The Company is managed by a board of directors (the “Board of Directors”) composed of at least three (3) and of maximum seven (7) members (each a “Director”) who need not be shareholders.
The Director(s) shall be appointed by the general meeting of shareholders. The general meeting of shareholders will determine their number and the duration of their mandate for a term not exceeding six (6) years, and they will hold office until their successors are elected. Director(s) may be re-elected for successive terms, and may be removed at any time, with or without cause, by a resolution of the general meeting of shareholders.
If a corporate entity is appointed as Director, it shall designate a natural person as its permanent representative, who will represent the corporate entity as a member of the Board of Directors, in accordance with Article ~~5bis~~441-3 of the Law. In the event of a vacancy on the Board of Directors, if applicable, the remaining Director(s) may meet and may elect a director to fill such vacancy on a provisional basis until the next meeting of shareholders.
Art. 12. Meetings of the Board of Directors. The Board of Directors will appoint from among its members a chairman (the “Chairman”). It may also appoint a corporate secretary, who need not be a Director and who will be responsible for keeping the minutes of the meetings of the Board of Directors and of the shareholder(s) (the “Secretary”). If the Secretary is not a Director, such person shall observe the confidentiality provisions as set forth in Article 15 under the responsibility of the Board of Directors.
The Board of Directors will meet upon call by the Chairman. A meeting of the Board of Directors must be convened if any two Directors so require.
The Chairman will preside at all meetings of the Board of Directors and of the shareholders, except that in his or her absence the Board of Directors may appoint another Director and the general meeting of shareholders may appoint any other person as chairman pro tempore by vote of the majority present or represented at such meeting.

Except in cases of urgency or with the prior consent of all those entitled to attend, at least twenty-four (24) hours written notice of board meetings shall be given. Any such notice shall specify the place, the date and time of the meeting as well as the agenda and the nature of the business to be transacted.
The notice may be waived by unanimous written consent given at the meeting by all Directors. No separate notice is required for meetings held at times and places specified in a schedule previously adopted by resolution of the Board of Directors.
Meetings of the Board of Directors shall be held in the location indicated in the notice of meeting.
Any Director may act at any meeting of the Board of Directors by appointing in writing another Director as his or her proxy.
A quorum of the Board of Directors or any of its Committees (as defined in Article 16) shall mean the presence or the representation of at least fifty percent (50%) of the Directors or Committee members, as applicable, holding office (provided that the presence or the representation of at least two (2) members of the Board of Directors or Committee, as applicable, shall be required).
Decisions will be taken by a majority of the votes of the Directors present or represented at such meeting. In case of a voting tie, the Chairman shall have the deciding vote.
One or more Directors may participate in a meeting by means of a conference call, by videoconference or by any similar means of communication enabling several persons participating therein to simultaneously communicate with each other. Such meetings shall be considered equivalent to a meeting held at the registered office of the Company.
Where time is of the essence, a written decision passed by circular means and expressed by cable, facsimile or any other similar means of communication, signed by all the Directors, is proper and valid as though it had been adopted at a meeting of the Board of Directors which was duly convened and held. Such a decision can be documented in a single document or in several separate documents having the same content and each of them signed by one or several Directors.
The Directors assume, pursuant to their mandate, no personal liability for any commitment validly made by them in the name of the Company.
Art. 13. Minutes of Meetings of the Board of Directors. The minutes of any meeting of the Board of Directors shall be signed by all Directors present and able to vote at the meeting. Any proxies will remain attached thereto.
Copies or extracts thereof shall be certified by the Secretary appointed by the Board of Directors.
Art. 14. General Powers of the Board of Directors. The Board of Directors is vested with the broadest powers to act on behalf of the Company and to perform or authorize all acts of an administrative or disposal nature that are necessary or useful for accomplishing the Company’s object. All powers not expressly reserved by the Law or by these Articles to the general meeting of shareholders fall within the competence of the Board of Directors.
The Board of Directors may freely decide to reimburse any share premium account or any available reserves or funds available on the capital contribution account (compte 115, “Apport en capitaux propres non rémunéré par des titres”)of the Company to its shareholders, in accordance with the provisions of the Law.
Art. 15. Confidentiality. Even after the end of their term of office, the Directors shall not disclose information about the Company which could be detrimental to the Company’s interests, except when disclosure is required by law, in accordance with and subject to the provisions of Article ~~66~~ 444-6 of the Law.
Art. 16. Committees, Delegation of Powers. The Board of Directors may appoint committees, including, but not limited to, an Executive Committee, an Audit Committee, a Nomination and Governance Committee, a Compliance Committee and a Compensation Committee (each a “Committee” and collectively, the “Committees”). The Board of Directors will determine each such committee’s composition and purpose in accordance with applicable law, rules and regulations.
The Board of Directors may delegate its powers to conduct the daily management and affairs of the Company and the representation of the Company for such daily management and affairs to any member or members of the

Board of Directors, managers or other officers who need not be shareholders of the Company, including under the form of an Executive Committee, under such terms and with such powers as the Board of Directors shall determine.
The Board of Directors may also delegate its powers to conduct daily management to a management committee or a ~~management director~~managing executive officer (directeur général) in accordance with and subject to the provisions of Article ~~60-1~~441-11 of the Law. The Board of Directors is authorized to determine the conditions of their appointment, removal, remuneration (if any), duration of mandate and decision-making process. The Board of Directors shall supervise the management committee, if any, and the management director, if any. The members of the management committee and management director, if any, shall comply with the conflicts of interest procedure provided for by Article 441-12~~60-2~~ of the Law as well as with the confidentiality obligations provided for by Article 444-6~~66~~ of the Law.
The Board of Directors may also confer certain special powers and duties to any member(s) of the Board of Directors or any other person(s), who need not be a Director or shareholder of the Company, acting alone or jointly, under such terms as the Board shall determine.
If the Board of Directors delegates its powers to conduct daily management as permitted by these Articles, then the Board of Directors must report each year to the annual general meeting on the salary, fees and any advantages granted to the delegate(s).
Art. 17. Representation of the Company.The Company will be bound towards third parties by:
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The joint signature of any two Directors;

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The individual signature of the member(s) of a management committee, if such committee has been formed by the Board of Directors; and

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The signature of a management director, if one has been appointed by the Board of Directors;

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The individual signature of any other person to whom the Board has delegated the daily management of the Company in accordance with this Article, and then only within the scope of the daily management.

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The individual signature of any person(s) to whom signing authority has been delegated by the Board of Directors;

Art. 18. Conflict of Interests. No contract or other transaction between the Company and any other company or firm shall be affected or invalidated by the fact that any one or more of the Directors or officers of the Company have a personal interest in, or are a director, associate, member, officer or employee of such other company or firm. Except as otherwise provided for hereafter, any Director or officer of the Company who serves as a director, associate, member, officer or employee of any company or firm with which the Company shall contract or otherwise engage in business shall not, by reason of such affiliation with such other company or firm, be automatically prevented from considering and voting or acting upon any matters with respect to such contract or other business.
Notwithstanding the above, in the event that any Director or officer of the Company has any personal interest in any transaction of the Company, other than transactions concluded under normal conditions and falling within the scope of the day-to-day management of the Company, he or she shall make known to the Board of Directors (if any) such personal interest and shall not consider or vote on any such transaction, and such transaction and such Director’s or officer’s interest therein shall be reported to the next general meeting of shareholders.
The Company shall indemnify (or as the case may be advance to) any Director or officer, and his or her heirs, executors and administrators, against expenses and costs (including reasonable lawyers’ fees) reasonably incurred by him in connection with any action, suit or proceeding to which he or she may be made a party by reason of his or her being or having been a director or officer of the Company, or, at the request of the Company, of any other company of which the Company is a shareholder or creditor and by which he is not entitled to be indemnified, except in relation to matters as to which he or she shall be finally adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct; in the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Company is advised by its legal counsel that the person to be indemnified did not commit such a breach of duty. The foregoing right of indemnification shall not exclude other rights to which he or she may be entitled.
Art. 19. Auditors. The Company’s operations will be overseen by one or more supervisory auditors (commissaire(s) aux comptes) and, to the extent required by applicable law, rules and regulations, by one or more independent statutory auditors (réviseur(s) d’entreprises).
The auditors will be elected by the general meeting of shareholders by a simple majority of votes present or represented at the meeting, which will determine their number, for a period not exceeding six years. They will hold office until their successors are elected. They shall be eligible for re-election, but they may be removed at any time, with or without cause, by a resolution adopted by a simple majority of votes present or represented at the meeting.
Chapter IV. Meetings of Shareholders
Art. 20. Annual General Meeting. The annual general meeting will be held in accordance with provisions of Article 450-8~~70~~ of the Law at the registered office of the Company or at such other place as may be specified in the convening notice and at such time as specified in the convening notice of the meeting.
If such day is a public holiday, the meeting will be held on the next following business day.
Art. 21. Other General Meetings of Shareholders. The Board of Directors may convene other general meetings. Such meetings must be convened if shareholders representing at least ten percent (10%) of the Company’s share capital so require in writing with an indication of the agenda of the upcoming meeting. If the general meeting is not held within one month of the scheduled date, it may be convened by an agent designated by the presiding judge of the Tribunal d’Arrondissement dealing with commercial matters and hearing interim relief matters, upon the request of one or more shareholders representing the ten percent (10%) threshold. General meetings of shareholders, including the annual general meeting, may be held abroad if, in the discretion of the Board of Directors, circumstances of force majeure so require.
Art. 22. Powers of the Meeting of Shareholders. Any regularly constituted general meeting of shareholders of the Company represents the entire body of shareholders.
Subject to all the other powers reserved to the Board of Directors or by the Law or the Articles, the general meeting of shareholders has the broadest powers to adopt, carry out or ratify any act relating to the operations of the Company.
The shareholders shall neither participate in nor interfere with the management of the Company.
In accordance with the provisions of Article 450-1 ~~67~~ (8), paragraph 1 of the Law, the Board of Directors shall be authorized to suspend the voting rights of the shareholders who fail to comply with their obligations under these Articles or the provisions of any agreement which may be entered into among the shareholders from time to time.
Art. 23. Procedure, Vote. The general meeting of shareholders will meet upon call by the Board of Directors or the auditor(s) made in compliance with Luxembourg law and the present Articles.
The record date for general meetings shall be set by the Board of Directors before the date of the general meeting (the “Record Date”).
Shareholders shall notify the Company of their intention to participate in the general meeting in writing by post or electronic means at the postal or electronic address indicated in the convening notice, no later than the day determined by the Board of Directors, which may not be earlier than the Record Date, indicated in the convening notice.
The documents required to be submitted to the shareholders in connection with the general meeting shall be posted on the Company’s corporate website or available for inspection at the Company’s registered offices, as may be required by applicable law.

The convening notice sent to the shareholders in accordance with the Law will specify the time and place of the meeting as well as the agenda and the nature of the business to be transacted.
A shareholder may act at any meeting of shareholders by appointing in writing, whether in original or by electronic means (valid under Luxembourg law), as his or her proxy another person who need not be a shareholder and by notifying such appointment by post or by electronic means at the postal or electronic address indicated in the convening notice.
The Board of Directors may determine all other conditions that must be fulfilled in order to take part in a general meeting of shareholders.
Except as otherwise required by the Law or by the present Articles, all other resolutions will be taken by a simple majority of votes irrespective of the number of Shares present or represented at the meeting.
When organizing a general meeting, the Board of Directors may in its sole discretion allow the following forms of participation by electronic means: (i) real time transmission of the general meeting; (ii) real time two-way communication enabling shareholders to address the general meeting from a remote location; or (iii) a mechanism for casting votes, whether before or during the general meeting, without the need to appoint a proxyholder physically present at the meeting.
The Board of Directors may also determine that shareholders may vote from a remote location by correspondence, by completing a voting form provided by the Company which includes the following information:
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The name, address and any other pertinent information concerning the shareholder.

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The number of votes the shareholder wishes to cast, the direction of his or her votes, or his or her abstention.

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The agenda of the meeting including the draft of resolutions.

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The option to vote by proxy for any new resolution or any modification of the resolutions properly submitted to the general meeting between the date the shareholder submits his or her form through the meeting date.

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The signature of the shareholder.

A shareholder using a voting form and who is not directly recorded in the register of shareholders must annex to the voting form a confirmation of his or her shareholding as of the Record Date as provided in these Articles. Once submitted to the Company, voting forms can neither be retrieved nor cancelled, except that if a shareholder has included a proxy to vote in the circumstances contemplated in the fourth bullet point above, then the shareholder may cancel such proxy or give new voting instructions with regard to the relevant items by written notice as described in the convening notice, before the date specified in the voting form.
Any shareholder who participates in a general meeting of the Company by the forgoing means shall be deemed to be present, shall be counted when determining a quorum and shall be entitled to vote on all agenda items of the general meeting.
The Board of Directors may adopt any regulations and rules concerning the participation of shareholders at general meetings in accordance with the Law, including with respect to ensuring the identification of shareholders and proxyholders and the safety of electronic communications.
Any resolution whose purpose is to amend the present Articles, to change the nationality or whose adoption is subject by virtue of these Articles or, as the case may be, the Law to the quorum and majority rules set for the amendment of the Articles will be taken by two-thirds of shareholders representing at least half of the issued share capital of the Company.
The commitments of the shareholders may be increased only with the unanimous consent of the shareholders.
Shareholders representing at least ten percent (10%) of the Company’s share capital may request in writing that additional items be included on the agenda of any general meeting. Such request shall be addressed to the registered office of the Company by registered letter at least five (5) days before the date on which the general meeting shall be held.

If all the shareholders are present or represented at a general meeting of shareholders and if they state that they have been informed of the agenda of the meeting, the meeting may be held without prior notice. One vote is attached to each Share.
Copies or extracts of the minutes of the resolutions passed by the general meeting of shareholders shall be certified by the Chairman or by the Secretary.
Chapter V. Financial Year, Distribution of Profits
Art. 24. Financial Year. The Company’s financial year begins on the first day of the month of January and ends on the last day of the month of December every year.
Art. 25. Adoption of Financial Statements. At the end of each financial year, the accounts are closed and the Board of Directors draws up an inventory of assets and liabilities, the balance sheet and the profit and loss account, in accordance with the Law.
The balance sheet and the profit and loss account are submitted to the general meeting of shareholders for approval.
Art. 26. Appropriation of Profits. From the annual net profits of the Company, five percent (5%) shall be allocated to the reserve required by the Law. That allocation will cease to be required as soon and as long as such reserve amounts to ten percent (10%) of the issued share capital of the Company.
Upon recommendation of the Board of Directors, the general meeting of shareholders shall determine how the remainder of the annual net profits will be disposed. It may decide to allocate the whole or part of the remainder to a reserve or to a provision reserve, to carry it forward to the next following financial year or to distribute it to the shareholder(s) as dividends.
Subject to the conditions fixed by the Law and these Articles, the Board of Directors may pay interim dividends. The Board of Directors fixes the amount and the date of payment of any such interim dividends. Any share premium, assimilated premiums and other distributable reserves may be freely distributed to the shareholders (also via an interim dividend) by a resolution of the shareholders or the Board of Directors, subject to the provisions of the Law and these Articles.
Chapter VI. Dissolution, Liquidation of the Company
Art. 27. Dissolution, Liquidation. Upon the affirmative proposal of the Board of Directors, the Company may be dissolved by a decision of the general meeting of shareholders voting with the same quorum and majority as for the amendment of these Articles, unless otherwise provided by the Law.
Should the Company be dissolved, the liquidation will be carried out by one or more liquidators (who may be physical persons or legal entities) appointed by the general meeting of shareholders, which will determine their powers and their compensation.
After payment of all the debts of and charges against the Company and of the expenses of liquidation, the net assets shall be distributed equally to the shareholders pro rata to the number of the Shares held by them.
Application for dissolution of the Company for just cause may however be made to the court. Except in the case of dissolution by court order, dissolution of the Company may take place only pursuant to a resolution adopted by the shareholders’ meeting in accordance with Articles 22 and 23.
Chapter VII. Applicable Law
Art. 28. Applicable Law. All matters not governed by these Articles shall be determined in accordance with applicable Luxembourg Law.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.C/O PROXY SERVICESP.O. BOX 9142FARMINGDALE, NY 11735 SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the lnternet to transmit your voting instructions and for electronic delivery ofinformation up until 3:59 p.m. Eastern Time on May 16, 2022. Have your proxycard in hand when you access the web site and follow the instructions to obtainyour records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by Altisource Portfolio Solutions S.A.in mailing proxy materials, you can consent to receiving all future proxystatements, proxy cards and annual reports electronically via e-mail or the Internet.To sign up for electronic delivery, please follow the instructions above to voteusing the Internet and, when prompted, indicate that you agree to receive oraccess proxy materials electronically in future years.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D78336-P66684-Z82456 KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ALTISOURCE PORTFOLIO SOLUTIONS S.A. 1. Election of DirectorsThe Board of Directors recommends that you vote FOR thefollowing nominees: For Against Abstain1a. John G. Aldridge, Jr. ! ! !1b. Mary C. Hickok 1c. Joseph L. Morettini ! ! ! 1c. Joseph L. Morettini ! ! ! 1d. Roland Müller-Ineichen ! ! ! 1e. William B. Shepro ! ! ! The Board of Directors recommends that you vote FOR the following proposals: 2. Proposal to approve the appointment of Mayer Hoffman McCann P.C.to be our independent registered certified public accounting firmfor the year ending December 31, 2022 and the appointment ofAtwell S.à r.l. to be our certified auditor (Réviseur d’Entreprises)for the same period 3. Proposal to approve Altisource Portfolio Solutions S.A.'sunconsolidated annual accounts prepared in accordancewith accounting principles generally accepted in Luxembourg(the "Luxembourg Annual Accounts") for the year endedDecember 31, 2021 and Altisource Portfolio Solutions S.A.'sconsolidated financial statements prepared in accordance withInternational Financial Reporting Standards (the "ConsolidatedAccounts" and, together with the Luxembourg Annual Accounts,the "Luxembourg Statutory Accounts") as of and for the yearended December 31, 2021 For Against Abstain 4. Proposal to receive and approve the Directors’ reports forthe Luxembourg Statutory Accounts for the year endedDecember 31, 2021 and to receive the report of the supervisoryauditor (Commissaire aux Comptes) for the Luxembourg Annual Accounts for the same period! ! ! 5. Proposal to allocate the results in the Luxembourg Annual Accounts for the year ended December 31, 2021 ! ! ! 6. Proposal to discharge each of the Directors of Altisource PortfolioSolutions S.A. for the performance of their mandates for theyear ended December 31, 2021 and the supervisory auditor(Commissaire aux Comptes) for the performance of her mandatefor the same period ! ! ! 7. Proposal to approve, on an advisory (non-binding) basis, thecompensation of Altisource’s named executive officers as disclosedin the proxy statement ("Say-on-Pay") ! ! ! NOTE: Proxies will vote in their discretion upon such other matters thatmay properly come before the Annual Meeting and any adjournment orpostponement thereof. Yes No Please indicate if you plan to attend this meeting.! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice, Proxy Statement and Form 10-K are available at www.proxyvote.com. D78337-P66684-Z82456 ALTISOURCE PORTFOLIO SOLUTIONS S.A.33, BOULEVARD PRINCE HENRI, L-1724 LUXEMBOURG CITY, GRAND DUCHY OF LUXEMBOURGREVOCABLE PROXYTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALTISOURCE PORTFOLIO SOLUTIONS S.A. FOR USE ONLYAT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2022, AND AT ANY ADJOURNMENT OR POSTPONEMENTTHEREOF.The undersigned shareholder(s) hereby appoint(s), as proxy, William B. Shepro and Gregory J. Ritts, or either of them (the"Proxies"), with full powers of substitution, and hereby authorize(s) them to represent and vote, as designated on thereverse side of this ballot, all of the shares of common stock of Altisource Portfolio Solutions S.A. (the "Company") that theshareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the offices of theCompany located at 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg on Tuesday, May 17, 2022, at 9:00 a.m.Central European Time and at any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the electionof each of the nominees to the Board of Directors; FOR the approval of the appointment of Mayer Hoffman McCann P.C. to be our independentregistered certified public accounting firm for the year ending December 31, 2022 and the appointment of Atwell S.à r.l. to be our certifiedauditor (Réviseur d’Entreprises) for the same period; FOR the approval of Altisource Portfolio Solutions S.A.'s unconsolidated annual accountsprepared in accordance with accounting principles generally accepted in Luxembourg (the "Luxembourg Annual Accounts") for the year endedDecember 31, 2021 and Altisource Portfolio Solutions S.A.'s consolidated financial statements prepared in accordance with International FinancialReporting Standards (the "Consolidated Accounts" and, together with the Luxembourg Annual Accounts, the "Luxembourg Statutory Accounts")as of and for the year ended December 31, 2021; FOR the receipt and approval of the Directors’ reports for the Luxembourg Statutory Accountsfor the year ended December 31, 2021 and to receive the report of the supervisory auditor (Commissaire aux Comptes) for the Luxembourg AnnualAccounts for the same period; FOR the allocation of the results in the Luxembourg Annual Accounts for the year ended December 31, 2021;FOR the discharge of each of the Directors of Altisource Portfolio Solutions S.A. for the performance of their mandates for the year endedDecember 31, 2021 and the supervisory auditor (Commissaire aux Comptes) for the performance of her mandate for the same period; FOR theapproval, on an advisory (non-binding) basis, of the compensation of Altisource’s named executive officers as disclosed in the proxy statement("Say-on-Pay"); and in the discretion of the Proxies on any other matter that may properly come before the Annual Meeting and any adjournmentor postponement thereof. This proxy may be revoked at any time prior to the time it is voted at the Annual Meeting.The undersigned shareholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders of Altisource Portfolio Solutions S.A.to be held on May 17, 2022, or any adjournment or postponement thereof, and a Proxy Statement for the Annual Meeting prior to the signingof this proxy.Continued and to be dated and signed on the reverse side

ALTISOURCE PORTFOLIO SOLUTIONS S.A.C/O PROXY SERVICESP.O. BOX 9142FARMINGDALE, NY 11735 SCAN TOVIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the lnternet to transmit your voting instructions and for electronic delivery ofinformation up until 3:59 p.m. Eastern Time on May 16, 2022. Have your proxycard in hand when you access the web site and follow the instructions to obtainyour records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by Altisource Portfolio Solutions S.A.in mailing proxy materials, you can consent to receiving all future proxystatements, proxy cards and annual reports electronically via e-mail or the Internet.To sign up for electronic delivery, please follow the instructions above to voteusing the Internet and, when prompted, indicate that you agree to receive oraccess proxy materials electronically in future years.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D78338-P66684-Z82456KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ALTISOURCE PORTFOLIO SOLUTIONS S.A. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. Proposal to (i) amend the Company's Articles of Incorporation to renew and extend the current authorization of the Board of Directors to issue sharesof the Company’s common stock, within the limits of the Company’s authorized share capital of one hundred million dollars ($100,000,000) whichincludes the current authorization, in connection with any such issuance, to limit or cancel the preferential subscription rights of shareholders, eachfor a period of five (5) years, and (ii) receive the report issued by the Board of Directors pursuant to article 420-26 (5) of the Luxembourg Law of10 August 1915 on commercial companies, as amended (the “Luxembourg Company Law”) ! ! !2. Proposal to amend the relevant provisions of the Company's Articles of Incorporation to effectuate recent changes in the Luxembourg Company Law,in particular further to the Luxembourg regulation dated 5 December 2017 coordinating such act, and make certain other administrative changes asset forth in the proposed amended provisions of the Articles of Incorporation ! ! !NOTE: Proxies will vote in their discretion upon such other matters that may properly come before the Extraordinary Meeting or any adjournment orpostponement thereof. NOTE: Proxies will vote in their discretion upon such other matters that may properly come before the Extraordinary Meeting or any adjournment orpostponement thereof. Yes No Please indicate if you plan to attend this meeting. ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for theExtraordinary Meeting of Shareholders:The Notice and Proxy Statement is available at www.proxyvote.com. D78339-P66684 -Z82456 ALTISOURCE PORTFOLIO SOLUTIONS S.A.33, BOULEVARD PRINCE HENRI, L-1724 LUXEMBOURG CITY, GRAND DUCHY OF LUXEMBOURGREVOCABLE PROXYTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALTISOURCE PORTFOLIO SOLUTIONS S.A. FOR USEONLY AT THE EXTRAORDINARY MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2022, AND AT ANY ADJOURNMENT ORPOSTPONEMENT THEREOF.The undersigned shareholder(s) hereby appoint(s), as proxy, William B. Shepro and Gregory J. Ritts, or either of them (the "Proxies"),with full powers of substitution, and hereby authorize(s) them to represent and vote, as designated on the reverse side of this ballot,all of the shares of common stock of Altisource Portfolio Solutions S.A. (the "Company") that the shareholder(s) is/are entitled tovote at the Extraordinary Meeting of Shareholders (the "Extraordinary Meeting") to be held at the offices of the Company located at33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg on Tuesday, May 17, 2022, at 9:30 a.m. Central European Timeand at any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FORthe approval to (i) amend the Company's Articles of Incorporation to renew and extend the current authorization of the Board of Directorsto issue shares of the Company’s common stock, within the limits of the Company’s authorized share capital of one hundred million dollars($100,000,000) which includes the current authorization, in connection with any such issuance, to limit or cancel the preferential subscriptionrights of shareholders, each for a period of five (5) years, and (ii) receive the report issued by the Board of Directors pursuant to article420-26 (5) of the Luxembourg Law of 10 August 1915 on commercial companies, as amended (the “Luxembourg Company Law”); FOR theapproval to amend the relevant provisions of the Company's Articles of Incorporation to effectuate recent changes in the Luxembourg CompanyLaw, in particular further to the Luxembourg regulation dated 5 December 2017 coordinating such act, and make certain other administrativechanges as set forth in the proposed amended provisions of the Articles of Incorporation; and in the discretion of the Proxies on any othermatter that may properly come before the Extraordinary Meeting or any adjournment or postponement thereof. This proxy may be revoked atany time prior to the time it is voted at the Extraordinary Meeting.The undersigned shareholder(s) hereby acknowledge(s) receipt of the Notice of Extraordinary Meeting of Shareholders ofAltisource Portfolio Solutions S.A. to be held on May 17, 2022, or any adjournment or postponement thereof and a Proxy Statement forthe Extraordinary Meeting prior to the signing of this proxy. Continued and to be dated and signed on the reverse side